UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Universal Health Realty Income Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 20, 2021

Dear Shareholder:

You are cordially invited to attend the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Universal Health Realty Income Trust (the “Trust”) which will be held on Wednesday, June 2, 2021, beginning at 10:00 a.m. In light of the continuing public health impact of the novel coronavirus (COVID-19) outbreak and to support the health and well-being of our communities, employees, shareholders and other stakeholders, this year’s Annual Meeting will be conducted completely virtually, via a live audio webcast; there will be no physical meeting location.  You will be able to attend and participate in the Annual Meeting by visiting www.meetingcenter.io/207849190, where you will be able to listen to the meeting live, submit questions, and vote. The annual meeting is being held for the following purposes:

(1)

the election by our shareholders of two Class II Trustees, to serve for a term of three years, until the annual election of Trustees in the year 2024 or the election and qualification of their successors;

(2)	to conduct an advisory (nonbinding) vote to approve named executive officer compensation;
(3)	to ratify the selection of KPMG LLP, as the Trust’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and
(4)	to transact such other business as may properly come before the meeting or any adjournment thereof.

Detailed information concerning these matters is set forth in the Important Notice Regarding the Availability of Proxy Materials (the “Notice”) you received in the mail and in the attached Notice of Annual Meeting of Shareholders and Proxy Statement. We have elected to provide access to our Proxy Materials over the internet under the Securities and Exchange Commission’s “notice and access” rules. If you want more information, please see the Questions and Answers section of this Proxy Statement.

Your vote is important. Whether or not you plan to attend the meeting online, please either vote by telephone or internet or, if you received printed Proxy Materials and wish to vote by mail, by promptly signing and returning your proxy card in the enclosed envelope. Please review the instructions on each of your voting options described in this Proxy Statement as well as in the Notice you received in the mail. If you then attend and wish to vote your shares online, you still may do so. In addition to the matters noted above, we will discuss the business of the Trust and be available for your questions relating to the Trust.

Sincerely,

Alan B. Miller
Chairman of the Board,
Chief Executive Officer and President

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, PENNSYLVANIA 19406

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 2, 2021

Notice is hereby given that the Annual Meeting (the “Annual Meeting”) of Shareholders of Universal Health Realty Income Trust (the “Trust”) will be held on Wednesday, June 2, 2021, beginning at 10:00 a.m.  The Annual Meeting will be held via live audio webcast available at www.meetingcenter.io/207849190 for the following purposes:

(1)

the election by our shareholders of two Class II Trustees, to serve for a term of three years, until the annual election of Trustees in the year 2024 or the election and qualification of their successors;

(2)	to conduct an advisory (nonbinding) vote to approve named executive officer compensation;
(3)	to ratify the selection of KPMG LLP, as the Trust’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and
(4)	to transact such other business as may properly come before the meeting or any adjournment thereof.

You are entitled to vote at the Annual Meeting only if you were a shareholder at the close of business on April 8, 2021.

This year, out of an abundance of caution, to proactively deal with the continuing health impact of coronavirus disease, also known as COVID-19, and to mitigate risks to the health and well-being or our communities, employees, shareholders and other stakeholders, we will hold the Annual Meeting in a virtual only format, which will be conducted via live audio webcast. Shareholders will have an equal opportunity to participate at the Annual Meeting online regardless of their geographic location.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, PLEASE VOTE BY TELEPHONE OR INTERNET OR, IF YOU RECEIVED PRINTED PROXY MATERIALS AND WISH TO VOTE BY MAIL, MARK YOUR VOTES, THEN DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES ONLINE AT THE MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on Wednesday, June 2, 2021:

The Proxy Statement and Annual Report to Shareholders are available at

http://www.edocumentview.com/UHT

BY ORDER OF THE BOARD OF TRUSTEES

Cheryl K. Ramagano
Secretary

King of Prussia, Pennsylvania

April 20, 2021

Universal Corporate Center

367 South Gulph Road

King of Prussia, PA 19406

PROXY STATEMENT

QUESTIONS AND ANSWERS

1.	Q: Why am I receiving these materials?
A:

This Proxy Statement and enclosed forms of proxy (first mailed to shareholders who requested to receive printed Proxy Materials on or about April 20, 2021) are furnished in connection with the solicitation of proxies by our Board of Trustees for use at the Annual Meeting of Shareholders (the “Annual Meeting”), or at any adjournment thereof. A Notice Regarding the Availability of Proxy Materials was first mailed to all of our other shareholders beginning on or about April 20, 2021. The Annual Meeting will be held on Wednesday, June 2, 2021, beginning at 10:00 a.m.  The Annual Meeting will be accessible via live audiocast on the internet.  To participate at the Annual Meeting online, please visit www.meetingcenter.io/207849190 (password: UHT2021) and review the instructions under the Q&A entitled “How can I attend and vote at the online meeting?” below. As a shareholder, you are invited to attend the Annual Meeting online and are requested to vote on the items of business described in this Proxy Statement.

2.	Q: What is the purpose of the Annual Meeting?
A:

The Annual Meeting is being held for the following purposes: (1) elect two Class II Trustees, who will serve for a term of three years until the annual election of Trustees in the year 2024 or the election and qualification of their successors; (2) conduct an advisory (nonbinding) vote to approve named executive officer compensation; (3) ratify the selection of KPMG LLP, as the Trust’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and (4) transact such other business as may properly be brought before the meeting or any adjournment thereof. We will also discuss our business and be available for your comments and discussion.

3.	Q: Why did Shareholders receive a notice in the mail regarding the internet availability of Proxy Materials instead of a full set of Proxy Materials?
A:

In accordance with “notice and access” rules adopted by the U.S. Securities and Exchange Commission, or SEC, we may furnish Proxy Materials, including this Proxy Statement and our Annual Report to Shareholders, to our shareholders by providing access to such documents on the internet instead of mailing printed copies. Most shareholders will not receive printed copies of the Proxy Materials unless they request them. Instead, the Notice, which was mailed to shareholders, will instruct you as to how you may access and review all of the Proxy Materials on the internet. Please visit www.edocumentview.com/UHT. The Notice also instructs you as to how you may submit your Proxy on the internet. If you would like to receive a paper or e-mail copy of our Proxy Materials, you should follow the instructions for requesting such materials in the Notice.

4.	Q: Who may attend the Annual Meeting?
A:

All shareholders of record as of the close of business on April 8, 2021, or their duly appointed proxies, may attend the meeting online at www.meetingcenter.io/207849190 (password: UHT2021) and review the Q&A entitled “How can I attend and vote at the online meeting?” below.

5.	Q: How can I attend and vote at the online meeting?
A:

We are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose as it relates to the current, ongoing COVID-19 coronavirus pandemic. Therefore, the Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by a live webcast.  No physical meeting will be held.

For registered shareholders: If on the record date your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), then you are a shareholder of record (also known as a “record holder”). Shareholders of record at the close of business on the record date will be able to attend the Annual Meeting online, ask a question and vote by visiting www.meetingcenter.io/207849190 at the meeting date and time. We encourage you to access the Annual Meeting prior to the start time. Online access will begin at 9:45 a.m., Eastern Time. The two items of information needed to access the Special Meeting from the website are the following:

Username: the 15-digit control number located in the shaded bar on the proxy card

Meeting password: UHT2021

For beneficial owners: If on the record date your shares were not registered directly in your name with Computershare but instead held by an intermediary, such as a bank, broker or other nominee, then you are the beneficial owner of shares held in “street name”. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you must register in advance to attend the Annual Meeting, vote and submit questions. To register in advance and vote at the meeting you will need to obtain a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares. Once you have received a legal proxy form from your bank, broker or other nominee, forward the email with your name and the legal proxy attached or send a separate email with your name and legal proxy attached labeled “Legal Proxy” in the subject line to Computershare, at legalproxy@computershare.com. Requests for registration must be received no later than 5:00 p.m., Eastern Time, on May 28, 2021. You will then receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to www.meetingcenter.io/207849190 and enter your control number and the meeting password, UHT2021, if requested. If you do not have your control number you may attend as a guest (non-shareholder) by going to www.meetingcenter.io/207849190 and entering the requested information. Please note that guest access in listen-only mode is also available, but you will not have the ability to ask questions or vote during the Annual Meeting.

6.	Q: Do I need to register to attend the Annual Meeting virtually?
A:	Registration is only required if you are a beneficial owner as set forth above.

7.	Q: What if I have trouble accessing the Annual Meeting virtually?
A:

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. A link on the meeting page will provide further assistance should you need it, or you may call 1-888-724-2416.

8.	Q: Who is entitled to vote at the Annual Meeting?
A:

Only shareholders as of the close of business on April 8, 2021 are entitled to vote at the Annual Meeting. On that date, 13,772,095 shares of beneficial interest, par value $.01 per share, were outstanding.

9.	Q: Who is soliciting my vote?
A:

The principal solicitation of proxies is being made by our Board of Trustees by mail. Certain of our officers and employees and certain officers and employees of UHS of Delaware, Inc. (our “Advisor”), a wholly-owned subsidiary of Universal Health Services, Inc. (“UHS”), or its affiliates, none of whom will receive additional compensation therefor, may solicit proxies by telephone or other personal contact. We will bear the cost of the solicitation of the proxies, including postage, printing and handling and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares. In addition, we may retain a third-party proxy solicitation service, to assist in the solicitation of proxies who may solicit proxies personally, by telephone and by mail.

10.	Q: What items of business will be voted at the Annual Meeting?
A:

The items of business that will be voted are: the election of two Class II Trustees, who will serve for a term of three years until the annual election of Trustees in the year 2024 or the election and qualification of their successors; an advisory (nonbinding) vote to approve named executive officer compensation; and the ratification of the selection of KPMG LLP, as the Trust’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

11.	Q: How does the Board of Trustees recommend that I vote?
A:	The Board of Trustees recommends that you vote your shares FOR the nominees for Class II Trustees (Proposal No. 1).

The Board of Trustees recommends that you vote your shares FOR the approval of our named executive officer compensation (Proposal No. 2).

The Board of Trustees recommends that you vote your shares FOR the ratification of the selection of KPMG LLP, as the Trust’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal No. 3).

12.	Q: How will voting on any other business be conducted?
A:

Other than the items of business described in this Proxy Statement, we know of no other business to be presented for action at the Annual Meeting. As for any other business that may properly come before the Annual Meeting, your signed proxy confers discretionary authority in the persons named therein. Those persons will vote or act in accordance with their best judgment.

13.	Q: What is the difference between a “shareholder of record” and a “street name” holder?
A:

These terms describe how your shares are held. If your shares are registered directly in your name with Computershare Trust Company, N.A., our transfer agent, you are a “shareholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

14.	Q: How do I vote my shares if I am a shareholder of record?
A:

For specific instructions on how to vote your shares, please refer to the instructions on the Notice Regarding the Availability of Proxy Materials you received in the mail or, if you received printed proxy materials, your enclosed proxy card. If you received printed proxy materials, you may vote by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope, or you may vote by telephone or internet. Unless otherwise indicated on the proxy, shares represented by any proxy will, if the proxy is properly executed and received by us prior to the Annual Meeting, be voted “FOR” the nominees for Trustee, “FOR” the approval of our named executive officer compensation, and “FOR” the ratification of the selection of KPMG LLP, as the Trust’s independent registered public accounting firm for the fiscal year ending December 31, 2021.  You may also vote by telephone or internet.

15.	Q: How do I vote by telephone or electronically?
A:

Instead of submitting your vote by mail on the enclosed proxy card (if you received printed proxy materials), your vote can be submitted by telephone or electronically, via the internet. Please refer to the specific instructions set forth on the Notice Regarding the Availability of Proxy Materials or, if you received printed Proxy Materials, on the enclosed proxy card. For security reasons, our electronic voting system has been designed to authenticate your identity as a shareholder.

16.	Q: How do I vote my shares if they are held in street name?
A:	If your shares are held in street name, your broker or other nominee will provide you with a form seeking instruction on how your shares should be voted.
17.	Q: Can I change or revoke my vote?
A:

Yes. Any proxy executed and returned to us is revocable by delivering a later signed and dated proxy or other written notice to our Secretary at any time prior to its exercise. Your proxy is also subject to revocation if you are present at the meeting and choose to vote in person.

18.	Q: How do I vote during the meeting?
A:

If you have not already voted your shares in advance as described above, provided you are a registered shareholder with a control number or a beneficial shareholder that has submitted a Legal Proxy and has received a control number from Computershare, you will also be able to vote your shares electronically during the Annual Meeting by clicking on the “Cast Your Vote” link on the Meeting Center site.  Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of or during the Annual Meeting by one of the methods described in the proxy materials.

19.	Q: How do I ask questions during the meeting?
A:

If you are attending the meeting as a shareholder of record or registered beneficial owner, questions can be submitted by accessing the meeting center at www.meetingcenter.io/207849190 entering your control number and meeting password, UHT2021, and clicking on the message icon in the upper right- hand corner of the page.  To return to the main page, click the “i” icon at the top of the screen. Please note that guest access is in listen-only mode and you will not have the ability to ask questions or vote during the Annual Meeting.

20.	Q: What are my voting choices and what is the vote required to approve each of the proposals?
A:

The following chart describes the proposals to be considered at the Annual Meeting, the voting choices for each proposal, the vote required to elect trustees and to adopt each other proposal, and the manner in which votes will be counted:

Item of Business	Voting Options	Votes Required for Approval	Abstentions	Signed But Unmarked Proxy Cards	Broker Non- Votes
Proposal 1: Election of Trustees	For or withhold vote in respect of each nominee.

The vote of a majority of all the votes cast at a meeting at which a quorum is present is necessary for the election of the Class II Trustees. A majority of the votes cast means that the number of shares voted “for” a Trustee’s election exceeds the number of shares “withheld” from that Trustee.

A nominee currently serving as a Trustee not receiving a majority of the votes cast will tender his or her resignation, promptly following certification of the shareholder vote, for consideration by the Nominating & Corporate Governance Committee.

			Not applicable.	Count as votes FOR.	No broker discretion to vote.
Proposal 2: Advisory (Nonbinding) Vote on Named Executive Officer Compensation	For, against, or abstain.	Affirmative “FOR” vote of a majority of all of the votes cast at the meeting.	No effect on voting.	Count as votes FOR.	No broker discretion to vote.
Proposal 3: Ratification of Independent Registered Public Accounting Firm	For, against, or abstain.	Affirmative “FOR” vote of a majority of all of the votes cast at the meeting.	No effect on voting.	Count as votes FOR.	Brokers have discretion to vote.

21.	Q: What constitutes a “quorum”?
A:

The shareholders entitled to vote at the meeting representing a majority of the total number of votes authorized to be cast by shares of beneficial interest then outstanding and entitled to vote on any question present in person or by proxy shall constitute a quorum at any such meeting for action on such question. Proxies received but marked with instructions to withhold authority to vote or abstain from voting and broker non-votes will be included in the calculation of the number of shares to be considered present at the meeting.

22.	Q: What are our voting rights?
A:	Each share is entitled to one vote on the matters to be presented at the meeting.
23.	Q: Will my shares be voted if I do not sign and return my proxy card or do not vote by internet or telephone?
A:

If you are a registered shareholder and you do not sign and return your proxy card or do not vote by internet or telephone, your shares will not be voted at the Annual Meeting. If your shares are held in street name and you do not issue instructions to your broker, your broker may vote your shares at its discretion on routine matters, but may not vote your shares on non-routine matters.

Under the New York Stock Exchange rules, the proposals relating to the election of the Trustees and the advisory vote on our named executive officer compensation are deemed to be non-routine matters with respect to which brokers and nominees may not exercise their voting discretion without receiving instructions from the beneficial owner of the shares.

24.	Q: What is a “broker non-vote”?
A:

“Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under the rules of the Financial Industry Regulatory Authority, member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, New York Stock Exchange-member brokers who hold shares in street name for their customers and have transmitted our proxy solicitation materials to their customers, but do not receive voting instructions from such customers, are not permitted to vote on non-routine matters.

Since the election of the Trustees and the advisory vote on named executive officer compensation are non-routine matters, a broker may not turn in a proxy card voting shares without receiving instructions from you.

25.	Q: What is the effect of a broker non-vote?
A:

Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum but will not be considered present and entitled to vote on any matter for which a broker, bank or other nominee does not have authority. For the Annual Meeting, pursuant to the rules of the New York Stock Exchange, your broker, bank or other nominee will be permitted to vote for you without instruction only with respect to Proposal 3 regarding the ratification of KPMG LLP. A broker non-vote will not have any impact on the outcome of any other proposals.

26.	Q: Who will count the votes?
A:	Our Secretary will count the votes and serve as inspector of elections.
27.	Q: When are shareholder proposals and trustee nominees due for the 2022 Annual Meeting?
A:

Shareholder Proposals Submitted Pursuant to SEC Rule 14a-8 for Inclusion in Next Year’s Proxy Statement. Shareholder proposals intended to be included in the proxy materials for the 2022 annual meeting of shareholders must be received by us no later than December 21, 2021.  Such proposals should be sent in writing by courier or certified mail to the Secretary of the Trust at 367 South Gulph Road, King of Prussia, PA 19406. Shareholder proposals that are sent to any other person or location or by any other means may not be received in a timely manner. The proposal will also need to comply with the SEC’s regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company sponsored proxy materials.

Trustee Nominations for Inclusion in Next Year’s Proxy Statement (Proxy Access). Our bylaws permit a shareholder, or group of up to 20 shareholders, owning 3% or more of the Trust’s outstanding common stock continuously for at least three years to nominate and include in the Trust’s proxy materials trustees constituting up to 20% of the board, provided that such nominating shareholder(s) and nominee(s) satisfy the requirements specified therein for a nomination pursuant to the proxy access provisions, including timely submission of a notice of such a nomination to the Secretary of the Trust at its principal executive office (no earlier than 150 days and no later than 120 days before the anniversary of the date that the Trust mailed its proxy statement for the previous year’s annual meeting of shareholders) that contains certain information specified in our bylaws. Any shareholder who wishes to use these procedures to nominate a candidate for election to the Board of Trustees for inclusion in the Trust’s proxy materials relating to the 2022 annual meeting of shareholders must satisfy the requirements specified in our bylaws and must provide written notice to the Secretary of the Trust at 367 South Gulph Road, King of Prussia, PA 19406, which must be received not earlier than November 21, 2021 and not later than December 21, 2021.  However, if our 2022 annual meeting of shareholders is held more than 30 days before or after June 2, 2022, then the Secretary must receive this notice by the later of the 150th day prior to such annual meeting and the tenth day following the date on which public announcement of the date of such meeting is first made by the Trust.

Other Shareholder Business for Presentation at Next Year’s Annual Meeting For a shareholder proposal that is not intended to be included in the proxy materials for the 2022 annual meeting of shareholders, or if you want to nominate a person for election as a trustee outside of the proxy access process described in the paragraph above, you must provide written notice to the Secretary of the Trust at 367 South Gulph Road, King of Prussia, PA 19406. The Secretary must receive this notice not earlier than February 2, 2022 and not later than March 4, 2022. However, if our 2022 annual meeting of shareholders is held more than 30 days before or more than 70 days after June 2, 2022, then the Secretary must receive this notice not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which we make a public announcement of the date of the meeting. The notice of a proposed item of business must provide information as required in our bylaws which, in general, require that the notice include for each matter a brief description of the matter to be brought before the meeting; the reasons for bringing the matter before the meeting; your name, address, and number of shares you own beneficially or of record of such shareholder; and any material interest you have in the proposal. The notice of a proposed trustee nomination must provide information and documentation as required in our bylaws which, in general, require that the notice of a trustee nomination include the information about the nominee that would be required to be disclosed in the solicitation of proxies for the election of a trustee under federal securities laws and the nominee’s written consent to be named in the proxy statement as a nominee and to serve as a trustee if elected. A copy of the bylaw requirements will be provided upon request to the Secretary at the address above.

28.	Q: Can I receive more than one set of Annual Meeting materials?
A:

If you share an address with another shareholder, each shareholder may not receive a separate copy of our Annual Report and Proxy Statement. We will promptly deliver a separate copy of either document to any shareholder upon written or oral request to our Secretary at Universal Health Realty Income Trust, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania 19406, telephone (610) 265-0688. If you share an address with another shareholder and (i) would like to receive multiple copies of the Proxy Statement or Annual Report to Shareholders in the future, or (ii) if you are receiving multiple copies and would like to receive only one copy per household in the future, please contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

29.	Q: How can I obtain additional information about Universal Health Realty Income Trust (the “Trust”)?
A:

Copies of our Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2020 and our other annual, quarterly and current reports we file with the Securities and Exchange Commission, and any amendments to those reports, are available free of charge on our website, which is located at http://www.uhrit.com. Copies of these reports will be sent without charge to any shareholder requesting such copies in writing to our Secretary at Universal Health Realty Income Trust, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania 19406. The information posted on our website is not incorporated into this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 31, 2021, the number of shares and the percentage of our outstanding shares beneficially owned, within the meaning of Securities and Exchange Commission Rule 13d-3, (i) by each person who is known to us to own beneficially more than 5% of our shares; (ii) by each Trustee and Trustee nominee and each executive officer named in the Summary Compensation Table, and; (iii) by all Trustees and executive officers as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power. No shares are pledged as security by any of our Trustees or executive officers.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Outstanding Shares

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	2,280,984	(2)	16.56%

Universal Health Services, Inc. 367 South Gulph Road King of Prussia, PA 19406	787,543		5.72%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	2,085,286	(3)	15.14%

Alan B. Miller	169,105	(4)(6)	1.2%

Gayle L. Capozzalo	1,200	(4)	(5)

Michael Allan Domb	3,400	(4)	(5)

Robert F. McCadden	4,600	(4)	(5)

Marc D. Miller	4,054	(4)	(5)

James P. Morey	800	(4)	(5)

Charles F. Boyle	29,908	(4)	(5)

Timothy J. Fowler	22,583	(4)	(5)

Cheryl K. Ramagano	32,115	(4)	(5)

All Trustees & executive officers as a group (9 persons)	267,765	(4)(6)	1.9%

_

(1)	Unless otherwise shown, the address of each beneficial owner is c/o Universal Health Realty Income Trust, Universal Corporate Center, 367 South Gulph Road, King of Prussia, PA 19406.
(2)

These securities are held by Blackrock, Inc. and various of its affiliates. Blackrock, Inc. has sole power to vote with respect to 2,255,648 shares and sole power with respect to 2,280,984 shares to dispose or to direct the disposition of 2,280,984 shares. Information is based on Schedule 13G filed January 25, 2021.

(3)

These securities are held by The Vanguard Group, Inc and its subsidiaries. Information is based on Amendment No. 15 to Schedule 13G filed February 8, 2021. The Vanguard Group, Inc. reported that is has shared voting power with respect to 56,898 shares, sole dispositive power with respect to 2,018,896 shares and shared dispositive power with respect to 66,390 shares.

(4)	Includes restricted shares awarded during 2019 and 2020 which are scheduled to vest during 2021 and 2022, respectively. These shares are subject to forfeiture and vesting pursuant to the terms and conditions set forth in the applicable restricted stock agreements.

(5)	Less than 1% of the outstanding shares.
(6)	Includes 42,000 shares of beneficial interest beneficially owned by the Alan B. Miller Family Foundation. Mr. Miller disclaims beneficial ownership of these securities.

Equity Compensation Plan Information

The table below provides information, as of December 31, 2020, concerning securities authorized for issuance under our equity compensation plans.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted-average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding column(c))
Equity compensation plans approved by security holders	—	—	57,960
Equity compensation plans not approved by security holders	—	—	—
TOTAL	—	—	57,960

The securities remaining available for future issuance under our equity compensation plan includes a 50,000 share increase in the number of shares that may be issued under the Plan, as approved by our shareholders on June 3, 2020.

PROPOSAL NO. 1

ELECTION OF TWO TRUSTEES

We were organized under the laws of the State of Maryland as a real estate investment trust on August 6, 1986. Pursuant to our Declaration of Trust, the Trustees have been divided into three classes, with staggered terms. The terms of the Trustees in Class II expire at this meeting, the terms of the Trustees in Class III will expire at the 2022 Annual Meeting and the terms of the Trustees in Class I will expire at the 2023 Annual Meeting. At each Annual Meeting, Trustees are elected for a term of three years to succeed those in the class whose term is expiring at such Annual Meeting.

The persons listed below include our Board of Trustees and nominees. The terms of the current Class II Trustees, Mr. Marc D. Miller and Ms. Gayle L. Capozzalo, expire at the 2021 Annual Meeting The nominees for the Class II Trustees are Marc D. Miller and Gayle L. Capozzalo. They have been nominated to be elected for a three-year term that expires at the 2024 Annual Meeting. The Trustees have no reason to believe that the nominees will be unavailable for election; however, if a nominee becomes unavailable for any reason, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Trustees to replace the nominee. The nominees have consented to be named and have indicated their intent to serve if elected.

Pursuant to our Declaration of Trust, a majority of our Trustees must be “Independent Trustees” with each class of Trustees containing at least one Independent Trustee. The Declaration of Trust defines an “Independent Trustee” as a Trustee who is not an affiliate of UHS, the parent company of our Advisor, and does not perform any services for us, except as Trustee. The vote of a majority of all the votes cast at a meeting at which a quorum is present is necessary for the election of the Class II Trustees. A majority of the votes cast means that the number of shares voted “for” a Trustee’s election exceeds the number of shares “withheld” from that Trustee. A nominee currently serving as a Trustee not receiving a majority of the votes cast will tender his or her resignation, promptly following certification of the shareholder vote, for consideration by the Nominating & Corporate Governance Committee.

The following information is furnished with respect to the nominees for election as a Trustee and each member of the Board of Trustees whose term of office will continue after the meeting.

Name	Class of Trustee	Age	Principal Occupation During the Last Five Years	Trustee Since

NOMINEES (TERMS EXPIRING IN 2021)
Marc D. Miller	II	50	Mr. Marc D. Miller appointed Chief Executive Officer of UHS in January, 2021 and continues to serve as President. Prior thereto, he served in various other capacities related to UHS’s acute care division since 2000. Mr. Marc D. Miller was elected to the UHS Board of Directors in May, 2006. He serves as a member of the Board of Directors of Premier, Inc. He is the son of Alan B. Miller, our Chairman of the Board, Chief Executive Officer and President; and Executive Chairman of the Board of Directors of UHS.	2008
Gayle L. Capozzalo*	II	71	Ms. Capozzalo is the founder and leader of The Equity Collaborative, a not for profit collaborative of large healthcare systems. Ms. Capozzalo formerly served as Executive Vice President and Chief Strategy Officer of Yale New Haven Health from 1997 to 2018. Prior thereto, she served as Senior Vice President, Organizational Development at Sisters of Charity of the Incarnate Word Health Care System.	2018

Name	Class of Trustee	Age	Principal Occupation During the Last Five Years	Trustee Since
TRUSTEES WHOSE TERMS EXPIRE IN 2022
Michael Allan Domb*	III	65	Mr. Domb is the owner of Allan Domb Real Estate, a multi-faceted real estate firm focused on the brokerage, development, investment and management of residential and commercial real estate in Philadelphia, Pennsylvania. In 2015, Mr. Domb was elected to serve the City of Philadelphia as a Councilman At-Large.	2017
James P. Morey*	III	53	Mr. Morey has served as the Executive Vice President, Chief Marketing and Brand Officer for Wawa, Inc. since January, 2017. Prior thereto, he held various roles at Wawa, including Chief Operations Officer, responsible for all of Store Operations, Real Estate and Supply Chain, as well as serving as Chief Financial Officer. Prior to joining Wawa, Mr. Morey was Group Vice President of Financial Strategy, Planning, Tax and Treasury for Bloomin’ Brands, and prior thereto held various financial and operational roles with McDonald’s Corporation.	2018
TRUSTEES WHOSE TERMS EXPIRE IN 2023
Alan B. Miller	I	83	Mr. Alan B. Miller has served as our Chairman of the Board of Trustees and Chief Executive Officer since 1986 and our President since February, 2003. Mr. Alan B. Miller, who had previously served as the Chairman of the Board of Directors and Chief Executive Officer of UHS since its inception in 1978, was appointed Executive Chairman of the Board of Directors of UHS effective January 1, 2021. He is the Father of Marc D. Miller, a member of our Board of Trustees and Chief Executive Officer, President, and member of the Board of Directors of UHS.	1986

Robert F. McCadden*	I	63	Mr. McCadden formerly served as Executive Vice President and Chief Financial Officer of Pennsylvania Real Estate Investment Trust from 2004 to 2019. Prior thereto, he served as audit partner of KPMG LLP.	2013

*	Independent Trustee

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES AS TRUSTEE. ANY NOMINEE CURRENTLY SERVING AS A TRUSTEE IN AN ELECTION WHO RECEIVES A GREATER NUMBER OF VOTES “WITHHELD” HIS OR HER ELECTION THAN VOTES “FOR” SUCH ELECTION SHALL TENDER HIS OR HER RESIGNATION FOR CONSIDERATION BY THE NOMINATING & GOVERNANCE COMMITTEE.

PROPOSAL NO. 2

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to rules of the Securities and Exchange Commission, we are asking you to approve, on an advisory (non-binding) basis, the compensation paid to our named executive officers as disclosed in the Compensation Discussion and Analysis below, the compensation tables below, and any related narrative discussion contained in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to express their views on the compensation paid to our named executive officers.

Say on Pay Voting Results

Our Say on Pay vote for the 2018 fiscal year, as tabulated at the June, 2019 annual meeting, received 65% support from our shareholders. At that time, our Board of Trustees viewed this vote as an indication that expanded engagement was needed to ensure we have a clear understanding of, and opportunity to respond to, our shareholders’ views on our compensation program and related disclosures.  In late 2019, after contacting our top 30 shareholders representing more than 54% of our outstanding shares (or more than 80% of the votes cast at the 2019 annual meeting), our management met by telephone or in-person with shareholders representing nearly 35% of our outstanding shares to provide an open forum to each shareholder to discuss and comment on any aspects of the Trust’s executive compensation program and related disclosures, as well as any other topic of interest to our shareholders

As a result of shareholder engagement, our Say on Pay vote for the 2019 fiscal year, as tabulated at the June, 2020 annual meeting, received 92% support from our shareholders.

What We Heard in Our Engagement and How We Responded

As a result of the feedback we received during our shareholder engagement, we made updates as described below.

What We Heard	How We Responded
Improve disclosure of the Advisory Fee calculation	Beginning with last year’s proxy, we have provided additional disclosure regarding the nature and computation of our Advisory Fee.
Enhance transparency of the executive compensation program of our Advisor

We have added new disclosure throughout the CD&A to enhance and supplement our disclosures as well as to describe the executive compensation program of our Advisor.

This disclosure includes computing the aggregate estimated named executive officer (“NEO”) compensation as the sum of the aggregate estimated NEO salary and incentive cash bonus allocations from UHS; plus the aggregate NEO stock-based compensation awarded directly by UHT.

Convert restricted stock grants to performance based awards	Beginning in 2019, restricted share grants awarded by UHT were determined based upon performance metrics, as disclosed below in Long-Term Incentives.

Advisory Fee Calculation

“Average Invested Real Estate Assets” for Advisory Fee calculation purposes exclude certain items from our consolidated balance sheet such as, among other things, accumulated depreciation, cash and cash equivalents, base and bonus rent receivables, deferred charges, and other assets.

Allocation of Advisory Fee + UHT Stock-Based Compensation Expense

2020 Advisory Fee ($4,141,000) + UHT Stock Based Compensation ($848,000) = $4,989,000
UHT Aggregate Estimated NEO Compensation
$1,744,000 / 35%
All Other Operating Expenses
$3,245,000 / 65%
NEO Estimated Salary Allocation from UHS
$887,000 / 18%
NEO Estimated Bonus Allocation from UHS
$103,000 / 2%
NEO Aggregate Stock Awards from UHT
$754,000 / 15%

As described more fully below, for estimation and analyses purposes, a portion of the Advisory Fee could be attributed to NEO compensation. We do not pay salary or other cash compensation to our NEOs. For illustrative purposes only, we estimated that $990,000 of the Advisory Fee for 2020 could be attributed to salaries ($887,000) and cash incentive bonus ($103,000) expense incurred by the Advisor in connection with the NEOs.

The chief element of our compensation program is the annual granting of long-term incentive awards, as discussed in greater detail below. On June 3, 2020, we granted shares of restricted stock to each of our NEOs which had an aggregate grant date value of $753,605. These shares vest on the second anniversary of the date of grant.  As discussed below in Executive Compensation Discussion and Analysis-Long-Term Incentives, the restricted share grants awarded in June, 2020 were determined based upon performance metrics which compared UHT’s 3-year average total shareholder return for 2017 through 2019 to the 3-year average total shareholder return for our peer group and the average for the NAREIT Index.

The remainder of the Advisory Fee could be attributed to various other operating expenses incurred by the Advisor on our behalf including, but not limited to, salaries of other employees of the Advisor that routinely provide services on our behalf (approximately 22 individuals), benefits expense, lease and rental expense, salaries expense for additional employees of the Advisor that, from time-to-time, and as warranted, provide services on our behalf and all other general and administrative expenses.

Elements of Compensation from our Advisor (UHS subsidiary) to our NEOs

UHS of Delaware, Inc. (the “Advisor”), a wholly-owned subsidiary of UHS, serves as Advisor to us under an advisory agreement dated December 24, 1986, and as amended and restated as of January 1, 2019 (the “Advisory Agreement”). Pursuant to the Advisory Agreement, the Advisor, among other things, provides administrative services to us and to conduct our day-to-day affairs. Our officers are all employees of the Advisor and although as of December 31, 2020 we had no salaried employees, our officers do typically receive annual stock-based compensation awards directly from UHT (as discussed below) in the form of performance based restricted stock. In special circumstances, if warranted and deemed appropriate by the Compensation Committee of our Board of Trustees, our officers may also receive special compensation awards in the form of restricted stock and/or cash bonuses.  There were no special compensation awards made in 2020, 2019 or 2018.

In return for the above-mentioned services, we pay an Advisory Fee to the Advisor. While each of our NEOs dedicates a significant portion of their time and effort to rendering services on our behalf, the Advisory Fee ($4.1 million for 2020) represents an extremely small portion of UHS’s pre-tax income (approximately 0.3% for 2020). The aggregate compensation our NEOs earned from UHS during 2020 exceeded our Advisory Fee. As a result, our Advisor does not directly attribute any portion of the NEOs’ compensation from the Advisor to services rendered on our behalf.

Estimated salary and cash incentive bonus allocation assumptions:

Since, pursuant to the terms of the Advisory Agreement, the Advisory Fee is derived from our consolidated balance sheet, the nature of amount of the various underlying operating expenses incurred by the Advisor, including compensation paid to our named executive officers, is not determinable and not related to the amount of the Advisory Fee. However, for illustrative purposes only, based upon a calculation that includes certain assumptions and estimates related to the portion of time spent by each of our four named executive officers while directly providing services on our behalf, as well as certain other estimation assumptions, we estimate that an aggregate of $990,000 of our Advisory Fee for 2020 could be allocated to salaries and cash incentive bonus expense incurred by the Advisor in connection with those individuals as follows:

•

We estimate that $887,000 of our Advisory Fee for 2020 could be attributed to salaries expense incurred by the Advisor in connection with our four named executive officers. This estimate can vary substantially from year-to-year based upon the relative level of our acquisitions, divestitures and other business activities. The estimate is based upon a portion of the fixed salaries paid by the Advisor to of our named executive officers for services provided on our behalf.

•

In addition, we estimate that approximately $103,000 of our Advisory Fee for 2020 could be attributed to cash incentive bonus expense incurred by the Advisor in connection with our four named executive officers. The cash bonus estimation methodology is discussed below.

Variable/incentive stock-based compensation assumptions:

The estimates above do not include any portion of variable/incentive stock-based compensation awarded by the Advisor to these individuals since, as discussed below, those awards made by the Advisor to each individual are entirely measured and based upon stock performance metrics related only to UHS. Therefore, no portion of the variable/incentive stock-based compensation awarded by the Advisor to our named executive officers is attributable to services provided by those individuals on our behalf. Rather, the stock-based incentive compensation awarded to these individuals for their services rendered on behalf of UHT occurs in the form of performance based restricted stock grants awarded directly from UHT, as mentioned above, which had a grant date value of $753,605 for 2020.

Enhanced Disclosure on Elements of Compensation from our Advisor to our NEOs in Response to Shareholder Engagement

The information below is provided as a result of our shareholder engagement initiative conducted in late 2019 during which our shareholders suggested information they may find useful in fully evaluating the Advisor’s executive compensation program for the purpose of making an informed decision related to the Say on Pay vote.

In response to the feedback received, the Advisor has provided the information below in connection with the compensation it paid to our NEOs for 2020.  During the year, each of our four NEOs received, from our Advisor, a base salary, cash incentive bonus, incentive stock-based compensation awards, pension benefits and other compensation (if applicable).

Pay Element	Aggregate paid by UHS	Estimated Compensation Attributed to UHT	Calculation Assumptions Used
Salary	$2,854,000	$887,000	Estimated portion of time spent by each of our four named executive officers while directly providing services on our behalf.
Cash Incentive Bonuses	$1,208,000	$103,000	See Note A. below.
Equity Awards (UHS)	$10,333,000	$—	Pursuant to Note B. below, these are grants made by UHS, not UHT.
Equity Awards (UHT)	N/A	$754,000	These awards are made directly by UHT and reflect the reported grant date fair value.
Other	$1,261,000	$—	These payments primarily relate to insurance premiums and UHS-related pension benefits that are not attributable to services provided on our behalf.
Total	$15,656,000	$1,744,000

Note A.

o	The estimated pro rata portion of the cash incentive bonuses awarded by UHS, that for illustrative purposes can be attributable to UHT, was computed as follows:
▪	Mr. Alan B. Miller’s cash incentive bonus consists of two components:
•

a target bonus awarded by UHS pursuant to its Executive Incentive Plan, if certain thresholds are met, based entirely upon UHS’s achievement of: (i) a specified range of target levels of adjusted net income attributable to UHS, and; (ii) a specified range of target levels of return on capital (adjusted net income attributable to UHS divided by quarterly average net capital) for the current year.

However, as a result of the COVID-19 pandemic and its material unfavorable impact on UHS’s results of operations for the year ended December 31, 2020, no cash incentive bonus was paid by UHS to Mr. Miller for 2020.

•

an annual contractually stipulated minimum bonus of $1.0 million as provided for in Mr. Miller’s 2013 employment agreement with UHS. Effective January 1, 2021, upon Mr. Miller’s transition to Executive Chairman of the Board of Directors of UHS, from Chairman of the Board and Chief Executive Officer of UHS previously, Mr. Miller entered into a new employment agreement with UHS pursuant to the terms of which there is no annual minimum contractually stipulated bonus.

Since the majority of Mr. Miller’s cash incentive bonus from UHS is typically derived pursuant to a formula based upon UHS’s achievement of pre-established financial metrics, a negligible portion of his bonus was attributed to UHT for estimation purposes, based upon the extremely small portion of UHS’s pre-tax income that the $4.1 million Advisory Fee comprises.

▪

Since the cash incentive bonuses awarded by UHS to Mr. Boyle and Ms. Ramagano are discretionary, the portion of their cash incentive bonuses attributed to UHT for estimation purposes was based upon the estimated portion of their time spent rendering services on our behalf. Factors considered by UHS in determining the amount of cash incentive bonuses awarded to Mr. Boyle and Ms. Ramagano include evaluation of individual performance during the year and, if applicable, UHS’s achievement of pre-established financial metrics.

▪

Since the cash incentive bonus awarded to Mr. Fowler from UHS is entirely based upon certain pre-established targets related solely to UHT, including return on investment of previous acquisitions and development projects, as well as transaction completion incentives, it was all attributed to UHT for estimation purposes.

Note B.

o

The stock-based compensation awarded by our Advisor during 2020 to Mr. Alan B. Miller, who is also an NEO of UHS, consisted of options to purchase shares of UHS’s Class B Common Stock that vest ratably over a 4-year period:

▪	50% of the total award value was delivered in stock options with an exercise price equal to the grant date market price of UHS’s Class B Common Stock of $67.69 per share, and;
▪	50% of the total award value was delivered in stock options with a premium exercise price of 110% of the grant date market price of UHS’s Class B Common Stock, or $74.46 per share.

o	The stock-based compensation awarded by our Advisor during 2020 to Messrs. Boyle and Fowler and Ms. Ramagano, none of whom are NEOs of UHS, consisted of:
▪	75% of the total award value was delivered in options to purchase shares of UHS’s Class B Common Stock, that vest ratably over a 4-year period, at a grant date market price of $67.69, and;

▪	25% of the total award value was delivered in shares of UHS restricted stock that vest ratably over a 4-year period.

The aggregate compensation earned by our NEOs from the Advisor during 2020, as disclosed above, is for informational purposes only and not at all reflective of, or are based upon, amounts due from us to the Advisor.

Our aggregate 2020 Advisory Fee paid to UHS was approximately $4.1 million. Pursuant to the terms of the Advisory Agreement, we are not liable for any additional amounts due to the Advisor for 2020, regardless of the compensation paid to our NEOs by the Advisor.  Since the Advisory Fee is derived from our consolidated balance sheet, the nature of amount of the various underlying operating expenses incurred by the Advisor, including compensation paid to our NEOs, does not impact the amount of the Advisory Fee.

Elements of Compensation from UHT to our NEOs

Since we do not pay cash compensation in the form of annual base salaries to our NEOs, and typically do not pay cash bonuses, the chief element of our compensation program is the annual granting of long-term incentive awards.

On June 3, 2020, we granted shares of performance based restricted stock to each of our named executive officers which had an aggregate grant date value of $753,605 for the entire group. Threshold and target ranges of awards were developed for each NEO based on UHT’s relative performance to peers. The June, 2020 awards were made at target level for each NEO based upon UHT’s above average performance, as measured by UHT’s three-year average total shareholder return (“TSR”) for 2017 through 2019, as compared to the average TSR for the peer group and the average TSR for the NAREIT index. UHT’s TSR for the three-year period was 34.2% which outperformed the peer group average of 11.4% and the NAREIT index average of 9.9%.

Comparison of Our Advisory Fee and Other General and Administrative Expenses to Selected Healthcare REIT Peer Group:

The Advisory Agreement with UHS is scheduled to expire on December 31st of each year.  However, it is renewable by us on an annual basis, subject to a determination by the independent members of our Board of Trustees that the Advisor’s performance has been satisfactory. As part of the annual review process, our Independent Trustees review the performance of our Advisor, as well as the performance of our NEOs.  The annual review process also includes a review and benchmarking of our operating cost structure to that of a selected peer group of other healthcare REITs.

Data prepared by us on an annual basis calculates the percentages of our aggregate operating cost structure (“Operating Expenses”) consisting of our Advisory Fee and other general and administrative expenses (we have no salaries, wages and benefits expense), to our revenues, net assets and gross assets. Those percentages, calculated utilizing our financial data, are then compared to the percentages of the Operating Expenses of a selected peer group of other healthcare REITs consisting of their general and administrative expenses, including salaries, wages and benefits expense, to their respective revenues, net assets and gross assets.

Below is a table which reflects, for each period utilized in the analyses for 2020, 2019 and 2018, the aggregate of our Operating Expenses as percentages of our revenues, net assets and gross assets, as compared to comparable aggregate data for the selected healthcare REITs peer group.

Companies included in the selected healthcare REIT peer group were Healthpeak Properties, Inc., Healthcare Realty Trust Incorporated, Healthcare Trust of America, Inc., LTC Properties, Inc., Medical Properties

Trust, Inc., National Health Investors Inc., Omega Healthcare Investors, Inc., Diversified Healthcare Trust, Ventas, Inc. and Welltower, Inc.

		2020			2019			2018
	Operating Expenses as Percentage of			Operating Expenses as Percentage of			Operating Expenses as Percentage of
	Revenues	Net Assets	Gross Assets	Revenues	Net Assets	Gross Assets	Revenues	Net Assets	Gross Assets
UHT	7.3%	1.3%	1.0%	6.9%	1.2%	0.9%	6.8%	1.1%	0.9%
Healthcare REIT peer group	6.7%	1.0%	0.8%	7.3%	1.1%	0.9%	7.4%	1.0%	0.9%

Based upon the information outlined above, our Independent Trustees believe that the aggregate of our Advisory Fee and other general and administrative expenses are reasonable in comparison to the average general and administrative cost structures of the selected healthcare REIT peer group.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking the shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Trust’s shareholders approve, on an advisory basis, the compensation paid to the Trust’s named executive officers, as disclosed in the Trust’s proxy statement for the 2021 Annual Meeting of Shareholders, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this Proxy Statement.”

Vote Required

The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is required for approval of the advisory vote on named executive officer compensation. For purposes of the vote on Proposal No. 2, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

The “say-on-pay” vote is advisory and will not be binding upon the Trust, the Board of Trustees or the Compensation Committee. However, the Compensation Committee will take into account the outcome of the vote when considering future named executive officer compensation arrangements.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION PAID TO THE TRUST’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION CONTAINED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board has selected, and as a matter of good corporate governance, is requesting the ratification by the shareholders of the selection of KPMG LLP to serve as our independent registered public accountants for the year ending December 31, 2021. KPMG LLP has served as our independent registered public accountants since 2002. If a favorable vote is not obtained, the Audit Committee may reconsider the selection of KPMG LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may select different independent auditors if it subsequently determines that such a change would be in the best interest of the Trust and its shareholders.

KPMG LLP representatives will attend the Annual Meeting and respond to questions where appropriate. Such representatives may make a statement at the Annual Meeting should they so desire.

Shareholder Approval

We are submitting the selection of the independent registered public accountants for shareholder ratification as a matter of good corporate governance. Ratification of the selection of the independent registered public accountants by the shareholders requires that the votes cast in favor of ratification exceed the votes cast opposing ratification. If a favorable vote is not obtained, the Audit Committee may reconsider the selection of KPMG LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may select different independent auditors if it subsequently determines that such a change would be in the best interest of the Trust and its shareholders. Unless marked to the contrary, proxies will be voted FOR the ratification of the selection of KPMG LLP as our independent registered public accountants.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Executive Officers

Alan B. Miller - Chairman of the Board, Chief Executive Officer and President. Mr. Miller has served as Chairman of the Board and our Chief Executive Officer since our inception in 1986 and was appointed President in February, 2003. Effective January 1, 2021, Mr. Miller was appointed Executive Chairman of the Board of Directors of UHS.  He had previously served as Chairman of the Board and Chief Executive Officer of UHS since its inception in 1978 through December 31, 2020.

Charles F. Boyle - Vice President and Chief Financial Officer.  Mr. Boyle has served as our Vice President and Chief Financial Officer since 2003 and had previously served as our Controller since 1991. Mr. Boyle has held various positions at UHS since 1983. He was appointed Senior Vice President of UHS in 2017 and continues to serve as its Controller. He had served as Vice President and Controller of UHS since 2003 and as its Assistant Vice President-Corporate Accounting since 1994.

Cheryl K. Ramagano – Vice President and Treasurer. Ms. Ramagano has served as our Vice President and Treasurer since 1992 and was appointed Secretary of the Trust in 2003. Ms. Ramagano has held various positions at UHS since 1983. She was appointed Senior Vice President of UHS in 2017 and continues to serve as its Treasurer. She had served as Vice President and Treasurer of UHS since 2003 and as its Assistant Treasurer since 1994.

Timothy J. Fowler - Vice President of Acquisition and Development. Mr. Fowler has served as our Vice President of Acquisition and Development since commencement of his employment with UHS in 1993.

Say on Pay Voting Results

Our Say on Pay vote for the 2018 fiscal year, as tabulated at the June, 2019 annual meeting, received 65% support from our shareholders. At that time, our Board of Trustees viewed this vote as an indication that expanded engagement was needed to ensure we have a clear understanding of, and opportunity to respond to, our shareholders’ views on our compensation program and related disclosures.  In late 2019, after contacting our top 30 shareholders representing more than 54% of our outstanding shares (or more than 80% of the votes cast at the 2019 annual meeting), our management met by telephone or in-person with shareholders representing nearly 35% of our outstanding shares to provide an open forum to each shareholder to discuss and comment on any aspects of the Trust’s executive compensation program and related disclosures, as well as any other topic of interest to our shareholders

As a result of shareholder engagement, our Say on Pay vote for the 2019 fiscal year, as tabulated at the June, 2020 annual meeting, received 92% support from our shareholders.

What We Heard in Our Engagement and How We Responded

As a result of the feedback we received during our shareholder engagement, we made updates as described below.

What We Heard	How We Responded
Improve disclosure of the Advisory Fee calculation	Beginning with last year’s proxy, we have provided additional disclosure regarding the nature and computation of our Advisory Fee.
Enhance transparency of the executive compensation program of our Advisor

We have added new disclosure throughout the CD&A to enhance and supplement our disclosures as well as to describe the executive compensation program of our Advisor.

This disclosure includes computing the aggregate estimated named executive officer (“NEO”) compensation as the sum of the aggregate estimated NEO salary and incentive cash bonus allocations from UHS; plus the aggregate NEO stock-based compensation awarded directly by UHT.

Convert restricted stock grants to performance based awards	Beginning in 2019, restricted share grants awarded by UHT were determined based upon performance metrics, as disclosed below in Long-Term Incentives.

Advisory Fee Calculation

“Average Invested Real Estate Assets” for Advisory Fee calculation purposes exclude certain items from our consolidated balance sheet such as, among other things, accumulated depreciation, cash and cash equivalents, base and bonus rent receivables, deferred charges, and other assets.

Allocation of Advisory Fee + UHT Stock-Based Compensation Expense

As described more fully below, for estimation and analyses purposes, a portion of the Advisory Fee could be attributed to NEO compensation. We do not pay salary or other cash compensation to our NEOs. For illustrative purposes only, we estimated that $990,000 of the Advisory Fee for 2020 could be attributed to salaries ($887,000) and cash incentive bonus ($103,000) expense incurred by the Advisor in connection with the NEOs.

The chief element of our compensation program is the annual granting of long-term incentive awards, as discussed in greater detail below. On June 3, 2020, we granted shares of restricted stock to each of our NEOs which had an aggregate grant date value of $753,605. These shares vest on the second anniversary of the date of grant.  As discussed below in Long-Term Incentives, the restricted share grants awarded in June, 2020 were determined based upon performance metrics which compared UHT’s 3-year average total shareholder return for 2017 through 2019 to the 3-year average total shareholder return for our peer group and the average for the NAREIT Index.

The remainder of the Advisory Fee could be attributed to various other operating expenses incurred by the Advisor on our behalf including, but not limited to, salaries of other employees of the Advisor that routinely provide services on our behalf (approximately 22 individuals), benefits expense, lease and rental expense, salaries expense for additional employees of the Advisor that, from time-to-time, and as warranted, provide services on our behalf and all other general and administrative expenses.

Elements of Compensation from our Advisor (UHS subsidiary) to our NEOs

UHS of Delaware, Inc. (the “Advisor”), a wholly-owned subsidiary of UHS, serves as Advisor to us under an advisory agreement dated December 24, 1986, and as amended and restated as of January 1, 2019 (the “Advisory Agreement”). Pursuant to the Advisory Agreement, the Advisor, among other things, provides administrative services to us and to conduct our day-to-day affairs. Our officers are all employees of the Advisor and although as of December 31, 2020 we had no salaried employees, our officers do typically receive annual stock-based compensation awards directly from UHT (as discussed below) in the form of performance based restricted stock. In special circumstances, if warranted and deemed appropriate by the Compensation Committee of our Board of Trustees, our officers may also receive special compensation awards in the form of restricted stock and/or cash bonuses.  There were no special compensation awards made in 2020, 2019 or 2018.

In return for the above-mentioned services, we pay an Advisory Fee to the Advisor. While each of our NEOs dedicates a significant portion of their time and effort to rendering services on our behalf, the Advisory Fee ($4.1 million for 2020) represents an extremely small portion of UHS’s pre-tax income (approximately 0.3% for 2020). The aggregate compensation our NEOs earned from UHS during 2020 exceeded our Advisory Fee. As a result, our Advisor does not directly attribute any portion of the NEOs’ compensation from the Advisor to services rendered on our behalf.

Estimated salary and cash incentive bonus allocation assumptions:

Since, pursuant to the terms of the Advisory Agreement, the Advisory Fee is derived from our consolidated balance sheet, the nature of amount of the various underlying operating expenses incurred by the Advisor, including compensation paid to our named executive officers, is not determinable and not related to the amount of the Advisory Fee. However, for illustrative purposes only, based upon a calculation that includes certain assumptions and estimates related to the portion of time spent by each of our four named executive officers while directly providing services on our behalf, as well as certain other estimation assumptions, we estimate that an aggregate of $990,000 of our Advisory Fee for 2020 could be allocated to salaries and cash incentive bonus expense incurred by the Advisor in connection with those individuals as follows:

•

We estimate that $887,000 of our Advisory Fee for 2020 could be attributed to salaries expense incurred by the Advisor in connection with our four named executive officers. This estimate can vary substantially from year-to-year based upon the relative level of our acquisitions, divestitures and other business activities. The estimate is based upon a portion of the fixed salaries paid by the Advisor to of our named executive officers for services provided on our behalf.

•

In addition, we estimate that approximately $103,000 of our Advisory Fee for 2020 could be attributed to cash incentive bonus expense incurred by the Advisor in connection with our four named executive officers. The cash bonus estimation methodology is discussed below.

Variable/incentive stock-based compensation assumptions:

The estimates above do not include any portion of variable/incentive stock-based compensation awarded by the Advisor to these individuals since, as discussed below, those awards made by the Advisor to each individual are entirely measured and based upon stock performance metrics related only to UHS. Therefore, no portion of the variable/incentive stock-based compensation awarded by the Advisor to our named executive officers is attributable to services provided by those individuals on our behalf. Rather, the stock-based incentive compensation awarded to these individuals for their services rendered on behalf of UHT occurs in the form of performance based restricted stock grants awarded directly from UHT, as mentioned above, which had a grant date value of $753,605 for 2020.

Enhanced Disclosure on Elements of Compensation from our Advisor to our NEOs in Response to Shareholder Engagement

The information below is provided as a result of our shareholder engagement initiative conducted in late 2019 during which our shareholders suggested information they may find useful in fully evaluating the Advisor’s executive compensation program for the purpose of making an informed decision related to the Say on Pay vote.

In response to the feedback received, the Advisor has provided the information below in connection with the compensation it paid to our NEOs for 2020.  During the year, each of our four NEOs received, from our Advisor, a base salary, cash incentive bonus, incentive stock-based compensation awards, pension benefits and other compensation (if applicable).

Pay Element	Aggregate paid by UHS	Estimated Compensation Attributed to UHT	Calculation Assumptions Used
Salary	$2,854,000	$887,000	Estimated portion of time spent by each of our four named executive officers while directly providing services on our behalf.
Cash Incentive Bonuses	$1,208,000	$103,000	See Note A. below.
Equity Awards (UHS)	$10,333,000	$—	Pursuant to Note B. below, these are grants made by UHS, not UHT.
Equity Awards (UHT)	N/A	$754,000	These awards are made directly by UHT and reflect the reported grant date fair value.
Other	$1,261,000	$—	These payments primarily relate to insurance premiums and UHS-related pension benefits that are not attributable to services provided on our behalf.
Total	$15,656,000	$1,744,000

Note A.

o	The estimated pro rata portion of the cash incentive bonuses awarded by UHS, that for illustrative purposes can be attributable to UHT, was computed as follows:
▪	Mr. Alan B. Miller’s cash incentive bonus consists of two components:
•

a target bonus awarded by UHS pursuant to its Executive Incentive Plan, if certain thresholds are met, based entirely upon UHS’s achievement of: (i) a specified range of target levels of adjusted net income attributable to UHS, and; (ii) a specified range of target levels of return on capital (adjusted net income attributable to UHS divided by quarterly average net capital) for the current year.

However, as a result of the COVID-19 pandemic and its material unfavorable impact on UHS’s results of operations for the year ended December 31, 2020, no cash incentive bonus was paid by UHS to Mr. Miller for 2020.

•

an annual contractually stipulated minimum bonus of $1.0 million as provided for in Mr. Miller’s 2013 employment agreement with UHS. Effective January 1, 2021, upon Mr. Miller’s transition to Executive Chairman of the Board of Directors of UHS, from Chairman of the Board and Chief Executive Officer of UHS previously, Mr. Miller entered into a new employment agreement with UHS pursuant to the terms of which there is no annual minimum contractually stipulated bonus.

Since the majority of Mr. Miller’s cash incentive bonus from UHS is typically derived pursuant to a formula based upon UHS’s achievement of pre-established financial metrics, a negligible portion of his bonus was attributed to UHT for estimation purposes, based upon the extremely small portion of UHS’s pre-tax income that the $4.1 million Advisory Fee comprises.

▪

Since the cash incentive bonuses awarded by UHS to Mr. Boyle and Ms. Ramagano are discretionary, the portion of their cash incentive bonuses attributed to UHT for estimation purposes was based upon the estimated portion of their time spent rendering services on our behalf. Factors considered by UHS in determining the amount of cash incentive bonuses awarded to Mr. Boyle and Ms. Ramagano include evaluation of individual performance during the year and, if applicable, UHS’s achievement of pre-established financial metrics.

▪

Since the cash incentive bonus awarded to Mr. Fowler from UHS is entirely based upon certain pre-established targets related solely to UHT, including return on investment of previous acquisitions and development projects, as well as transaction completion incentives, it was all attributed to UHT for estimation purposes.

Note B.

o

The stock-based compensation awarded by our Advisor during 2020 to Mr. Alan B. Miller, who is also an NEO of UHS, consisted of options to purchase shares of UHS’s Class B Common Stock that vest ratably over a 4-year period:

▪	50% of the total award value was delivered in stock options with an exercise price equal to the grant date market price of UHS’s Class B Common Stock of $67.69 per share, and;
▪	50% of the total award value was delivered in stock options with a premium exercise price of 110% of the grant date market price of UHS’s Class B Common Stock, or $74.46 per share.

o	The stock-based compensation awarded by our Advisor during 2020 to Messrs. Boyle and Fowler and Ms. Ramagano, none of whom are NEOs of UHS, consisted of:
▪	75% of the total award value was delivered in options to purchase shares of UHS’s Class B Common Stock, that vest ratably over a 4-year period, at a grant date market price of $67.69, and;

▪	25% of the total award value was delivered in shares of UHS restricted stock that vest ratably over a 4-year period.

The aggregate compensation earned by our NEOs from the Advisor during 2020, as disclosed above, is for informational purposes only and not at all reflective of, or are based upon, amounts due from us to the Advisor.

Our aggregate 2020 Advisory Fee paid to UHS was approximately $4.1 million. Pursuant to the terms of the Advisory Agreement, we are not liable for any additional amounts due to the Advisor for 2020, regardless of the compensation paid to our NEOs by the Advisor.  Since the Advisory Fee is derived from our consolidated balance sheet, the nature of amount of the various underlying operating expenses incurred by the Advisor, including compensation paid to our NEOs, does not impact the amount of the Advisory Fee.

Elements of Compensation from UHT to our NEOs

Since we do not pay cash compensation in the form of annual base salaries to our NEOs, and typically do not pay cash bonuses, the chief element of our compensation program is the annual granting of long-term incentive awards.

On June 3, 2020, we granted shares of performance based restricted stock to each of our named executive officers which had an aggregate grant date value of $753,605 for the entire group. Threshold and target ranges of awards were developed for each NEO based on UHT’s relative performance to peers. The June, 2020 awards were made at target level for each NEO based upon UHT’s above average performance, as measured by UHT’s three-year average total shareholder return (“TSR”) for 2017 through 2019, as compared to the average TSR for the peer group and the average TSR for the NAREIT index. UHT’s TSR for the three-year period was 34.2% which outperformed the peer group average of 11.4% and the NAREIT index average of 9.9%.

Comparison of Our Advisory Fee and Other General and Administrative Expenses to Selected Healthcare REIT Peer Group:

The Advisory Agreement with UHS is scheduled to expire on December 31st of each year.  However, it is renewable by us on an annual basis, subject to a determination by the independent members of our Board of Trustees that the Advisor’s performance has been satisfactory. As part of the annual review process, our Independent Trustees review the performance of our Advisor, as well as the performance of our NEOs.  The annual review process also includes a review and benchmarking of our operating cost structure to that of a selected peer group of other healthcare REITs.

Data prepared by us on an annual basis calculates the percentages of our aggregate operating cost structure (“Operating Expenses”) consisting of our Advisory Fee and other general and administrative expenses (we have no salaries, wages and benefits expense), to our revenues, net assets and gross assets. Those percentages, calculated utilizing our financial data, are then compared to the percentages of the Operating Expenses of a selected peer group of other healthcare REITs consisting of their general and administrative expenses, including salaries, wages and benefits expense, to their respective revenues, net assets and gross assets.

Below is a table which reflects, for each period utilized in the analyses for 2020, 2019 and 2018, the aggregate of our Operating Expenses as percentages of our revenues, net assets and gross assets, as compared to comparable aggregate data for the selected healthcare REITs peer group.

Companies included in the selected healthcare REIT peer group were Healthpeak Properties, Inc., Healthcare Realty Trust Incorporated, Healthcare Trust of America, Inc., LTC Properties, Inc., Medical Properties

Trust, Inc., National Health Investors Inc., Omega Healthcare Investors, Inc., Diversified Healthcare Trust, Ventas, Inc. and Welltower, Inc.

		2020			2019			2018
	Operating Expenses as Percentage of			Operating Expenses as Percentage of			Operating Expenses as Percentage of
	Revenues	Net Assets	Gross Assets	Revenues	Net Assets	Gross Assets	Revenues	Net Assets	Gross Assets
UHT	7.3%	1.3%	1.0%	6.9%	1.2%	0.9%	6.8%	1.1%	0.9%
Healthcare REIT peer group	6.7%	1.0%	0.8%	7.3%	1.1%	0.9%	7.4%	1.0%	0.9%

Based upon the information outlined above, our Independent Trustees believe that the aggregate of our Advisory Fee and other general and administrative expenses are reasonable in comparison to the average general and administrative cost structures of the selected healthcare REIT peer group.

Compensation Philosophy and Objectives:

Our compensation program is aligned with our philosophy by practices that are regulatory compliant, financially sound and provide long-term value to shareholders and generally include the following:

•	Review of peer group market data
•	Performance discussion is included on incentive decisions
•	Practices are reviewed annually by our outside consultants
•	Do not provide values generally outside of current market practices
•	Do not offer excessive perquisites to our executives

In designing our stock-based compensation program for our named executive officers, we follow our belief that compensation should reflect the value created for shareholders while supporting our strategic business goals. Because of our management structure and advisory arrangement, historically, our compensation program has been basic. The Compensation Committee is guided by the following objectives:

•	Compensation should encourage increased shareholder value;

•	Compensation programs should support our short-term and long-term strategic business goals and objectives, and;
•	Compensation should motivate our executive officers and other personnel toward outstanding performance and reward them for contributions toward business goals.

These objectives govern the decision-making process with respect to the amount and type of compensation payable to our named executive officers and other personnel. The Compensation Committee reviews our compensation programs annually to ensure that these objectives continue to be met.

Elements of Compensation

In light of our management structure and advisory arrangement, we have historically provided limited compensation to our named executive officers and other personnel. The chief element of our compensation program is the periodic granting of long-term incentive awards. We typically do not pay cash compensation in the form of an annual base salary or cash bonuses to our named executive officers. All of our named executive officers are employees of UHS and, as such, are compensated by UHS.

The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate business goals and shareholder value. Long-term incentive awards are granted to motivate and encourage excellent service and to reward our named executive officers for their respective contributions. Long-term incentive compensation is based, in part, on our performance and the value received by shareholders. As we improve our performance, resulting in increased value to shareholders, our executives and other personnel are rewarded commensurately.

Compensation Setting Process:

Each year, the human resources personnel of our Advisor reviews general financial and compensation related information for companies identified as our peers. Such information includes a summary of revenues, assets, market capitalization and dividend yield. In addition, the stock-based compensation levels of our named executive officers are compared against those of comparable positions in other comparable companies. The compensation market data compiled by the human resources personnel of our Advisor is reviewed on an annual basis by our third-party consultant, Board Advisory, Inc., for accuracy and reasonableness.

In determining the amount of stock-based compensation awards granted to each of our named executive officers each year, the Compensation Committee considers our overall performance as compared to the peer group, our business activities conducted during the year, and an evaluation of each named executive officer’s individual performance. In addition, the Compensation Committee has traditionally relied upon the input and recommendations of our Chairman, President and Chief Executive Officer, Mr. Alan B. Miller, who reviews and advises the Compensation Committee with respect to our compensation programs, including the compensation arrangements for our named executive officers and other personnel other than himself. The Compensation Committee believes that Mr. Miller’s role as Chief Executive Officer of the Trust since its inception in 1986 provides a valuable resource to them. Mr. Miller attends Compensation Committee meetings by invitation, however, he does not have the right to vote on matters addressed by the Compensation Committee and he does not participate in the discussions with respect to his own compensation. Compensation for Mr. Miller is determined by the Compensation Committee and typically guidance and advice is requested from the human resources department of our Advisor.

In March, 2020, the Board of Trustees adopted an amendment to the Universal Health Realty Income Trust Amended and Restated 2007 Restricted Stock Plan (the “2007 Amended and Restated Plan”), which was approved by our shareholders in June, 2020. This stock plan was originally approved by our shareholders in June, 2007 and was subsequently amended and restated and approved by our shareholders in June, 2016. The 2007 Amended and Restated Plan is designed to implement our compensation objectives stated herein. The 2007 Amended and Restated Plan, is administered by the Compensation Committee, which has full authority in its discretion, from time to time, and at any time, to select those officers to whom awards will be granted, to determine the number of shares subject thereto, the times at which such awards shall be granted, the time at which the awards shall vest, and the terms and conditions of the agreements to be entered into by our officers and other personnel. Our Compensation Committee, in its sole discretion, requested guidance from a third-party compensation consulting firm with respect to the concepts and practices used for development of the original stock plan. The full Board of Trustees is responsible for administering incentive grants to our Independent Trustees. We do not have any plan to select grant dates for our named executive officers and trustees in coordination with the release of material non-public information.

The 2007 Amended and Restated Plan permits the granting of restricted shares of beneficial interest. The Compensation Committee believes restricted stock awards are more effective than stock options in achieving our compensation objectives, as restricted stock is subject to less market volatility and, depending on the total number of shares granted, is potentially less dilutive to our shares of beneficial interest. Recipients realize immediate value as restricted stock awards vest, with the value increasing as our stock performance increases. Commencing in 2020, quarterly dividends applicable to unvested restricted stock awards are deferred and accumulated until the restricted stock becomes vested. Dividends applicable to restricted stock awards made prior to 2020 were paid on a current basis. The Compensation Committee believes that periodic grants of long term incentive awards to our named executive officers and other personnel will serve to motivate and encourage excellent service and reward them for their respective contributions. Further, the Compensation Committee believes that this will enhance shareholder value and support our business goals because such long-term incentive compensation is based, in part, on our performance and the value received by shareholders.

Commencing in 2019, the restricted stock grants issued to our named executive officers under the 2007 Amended and Restated Plan were performance based awards. Threshold and target ranges of awards were developed for each named executive officer based upon our relative performance to peers, as measured by our three-year average total shareholder return (“TSR”), as compared to the average TSR for the peer group and the average TSR for the NAREIT index. Vesting of restricted shares has historically been based upon continuing service. The Compensation Committee has the option to condition the vesting of a restricted stock award on the achievement of specified performance goals. Performance goals, if applicable, may be based on business criteria such as earnings per share, share price, total shareholder return, pre-tax profits, net earnings, return on equity or assets, revenues and funds from operations per share. Performance goals may be applied to an individual, the Trust and/or any one or more of our properties or other operating unit(s) as the Compensation Committee may designate. While attainment of the performance targets remains substantially uncertain, the Compensation Committee will be responsible for determining whether and the extent to which the performance goals have been attained and the amount of compensation, if any, that is payable as a result. The Compensation Committee must certify in writing prior to payment of the compensation that the performance goals and any other material terms of the award were in fact satisfied.

2020 Compensation:

Since we do not pay cash compensation in the form of annual base salaries to our named executive officers, and typically do not pay cash bonuses, the chief element of our compensation program is the periodic granting of long-term incentive awards.

Long-Term Incentives

On June 3, 2020, we granted shares of performance based restricted stock to each of our named executive officers which had an aggregate grant date value of $753,605 for the entire group. Threshold and target ranges of awards were developed for each named executive officer based on UHT’s relative performance to peers. The June, 2020 awards were made at target level for each name executive officer based upon UHT’s above average performance, as measured by UHT’s three-year average total shareholder return (“TSR”) for 2017 through 2019, as compared to the average TSR for the peer group and the average TSR for the NAREIT index. UHT’s TSR for the three-year period was 34.2% which outperformed the peer group average of 11.4% and the NAREIT index average of 9.9%.

As discussed herein, the Compensation Committee believes that in the general absence of cash compensation, it is important to provide our named executive officers, including the Chief Executive Officer, an incentive to increase shareholder value by awarding equity based compensation. For a description of the long-term incentive awards granted to our named executive officers during 2020, you should read the Summary Compensation Table and the Grants of Plan-Based Awards Table included in this Proxy Statement.

In determining the number of shares of restricted stock granted to our named executive officers during 2020, our Compensation Committee reviewed competitive incentive pay and TSR data of a selected peer group.

Incentive pay data was prepared by the human resource personnel of our Advisor and reviewed for accuracy by our outside consultant. The data compared the compensation levels of our named executive officers against those of comparable positions in a selected peer group consisting of other advisor managed healthcare real estate investment trusts (“REITs”) in addition to peer companies of self-managed REITs with similar asset size and comparable dividend yield.  TSR was reviewed for peer companies of similar REITs in addition to the average TSR for the National Association of Real Estate Investment Trusts (NAREIT Index).

The companies in the advisor peer group, which had no salaried employees since they are managed pursuant to advisory or management agreements, consisted of Service Properties Trust (formerly Hospitality Properties Trust) and Diversified Properties Trust (formerly Senior Housing Properties Trust). Companies included in the self-managed and comparable asset and dividend yield peer group were Agree Realty Corp., Care Trust REIT, Community Healthcare Trust, Four Corners Properties Trust, Getty Realty Corp., Gladstone Commercial Corp., LTC Properties, Inc., Monmouth Real Estate Investment Corp., One Liberty Properties, Inc., Sotherly (formerly MHI Hospitality), Stratus Properties, UMH Properties, Inc., and Wheeler REIT.

The Compensation Committee also considered Mr. Alan Miller’s recommendations and took into account each named executive officer’s position, responsibilities and contribution to our financial performance as well as his or her contribution to our growth and productivity. In addition, historical internal practices for stock awards were also reviewed and used as a basis for determining individual award amounts.

During the period analyzed, it was difficult to compare to the Advisory peer group since one company’s market capitalization dropped 25% as compared to the prior year value, and the other company recently hired its chief financial officer. The value of the equity grant awarded in June, 2020 to our Chief Executive Officer and other named executive officers were below the 25th percentile of the self-managed and comparable asset and dividend yield peer group. The Compensation Committee believes that the compensation of our named executive officers during 2020 is reasonable in comparison to market rates based on the review of the compensation levels and TSR performance of the selected peer group.

We anticipate that the chief element of our compensation program will continue to be the periodic granting of long-term incentive awards issued pursuant to the terms of the 2007 Amended and Restated Plan. We do not intend to pay cash compensation in the form of an annual base salary to our named executive officers in 2021. The peer group and market data prepared by the human resource personnel of our Advisor during 2021 will be reviewed by our outside consultant for accuracy and reasonableness.

Rewards/Compensation Risk Analysis:

Since we typically pay no cash compensation and have historically had no incentive plans that are directly correlated to earnings, revenues or cash flows, we believe there were no excessive risks encouraged by the Trust’s stock-based compensation awards and that the awards do not produce compensation that have a material impact on the financial performance of the Trust.

Summary:

The foregoing discussion describes: (i) the compensation objectives and policies that were utilized with respect to our named executive officers and other personnel during 2020, and; (ii) our anticipated compensation program for 2021.

In the future, as the Compensation Committee continues to review each element of the executive compensation program with respect to our named executive officers and other personnel, the objectives of our executive compensation program, as well as the methods that the Compensation Committee utilizes to determine both the types and amounts of compensation to award to our named executive officers and other personnel, may change.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management; and based on the review and discussions, the Compensation Committee recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in the Trust’s Proxy Statement.

COMPENSATION COMMITTEE
Gayle L. Capozzalo, Chairperson
Robert F. McCadden
Michael Allan Domb

Compensation Committee Interlocks And Insider Participation

The Compensation Committee of the Board of Trustees is currently composed of Gayle L. Capozzalo, Robert F. McCadden and Michael Allan Domb. All of the members of the Compensation Committee are Independent Trustees and no member of the Compensation Committee or any person who served as a member of the Compensation Committee during any part of 2020 has ever been one of our officers or employees, nor has had any relationship with us that requires disclosure.

Summary Compensation Table

The following table sets forth information regarding compensation earned by our Chief Executive Officer, our Chief Financial Officer and the two other executive officers during the last three fiscal years. We have no other executive officers. We refer to these officers collectively as our named executive officers.

Name and principal position(1.)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2.)	Option and Dividend Equivalent Right Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3.)	Total ($)
Alan B. Miller,	2020	$—	$—	$295,057	$—	$—	$—	$16,836	$311,893
Chairman of the Board,	2019	—	—	256,932	—	—	—	16,423	273,355
Chief Executive Officer and President	2018	—	—	188,399	—	—	—	15,512	203,911

Charles F. Boyle,	2020	$—	$—	$171,230	$—	$—	$—	$9,770	$181,000
Vice President and Chief	2019	—	—	149,105	—	—	—	9,480	158,585
Financial Officer	2018	—	—	109,333	—	—	—	8,751	118,084

Cheryl K. Ramagano,	2020	$—	$—	$171,230	$—	$—	$—	$9,770	$181,000
Vice President, Secretary	2019	—	—	149,105	—	—	—	9,480	158,585
and Treasurer	2018	—	—	109,333	—	—	—	8,751	118,084

Timothy J. Fowler,	2020	$—	$—	$116,088	$—	$—	$—	$6,624	$122,712
Vice President,	2019	—	—	101,088	—	—	—	6,427	107,515
Acquisition and Development	2018	—	—	74,124	—	—	—	5,930	80,054

(1.)

Our officers are all employees of a wholly-owned subsidiary of UHS and do not receive salaries from us. We pay an annual advisory fee to UHS of Delaware, Inc. (the “Advisor”) pursuant to the Advisory Agreement, as amended, between the Advisor and us, whereby the Advisor manages our day-to-day affairs and provides certain other services to us. See additional information on our relationship with our Advisor included in this Proxy Statement.

(2.)

Represents grant date fair value ($96.74 per share for 2020, $84.24 per share for 2019 and $61.77 per share for 2018) for awards made during each year pursuant to the Universal Health Realty Income Trust Amended and Restated 2007 Restricted Stock Plan. Dividends declared by us were/are paid on a current basis with respect to outstanding shares of restricted stock issued during 2019 and 2018 and dividends declared by us are accrued and accumulated with respect to outstanding shares of restricted stock issued during 2020 and will be paid in the aggregate on the vesting date on shares that ultimately vest. Awards are scheduled to vest on the second anniversary of the grant date.

(3.)

Consists of dividends paid on unvested restricted stock issued during 2019 and 2018 and dividends deferred and accumulated on unvested restricted stock issued during 2020 which will be paid in the aggregate on the vesting date on shares that ultimately vest

Grants of Plan-Based Awards

The following table provides information regarding plan-based awards granted during fiscal year 2020 to our named executive officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of	All Other Option Awards: Number of	Exercise or Base	Closing	Grant Date Fair
Name	Approval /Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Shares of Stock or Units (1.) (#)	Securities Underlying Options (#)	Price of Option Awards ($ / Sh)	Price on Grant Date ($ / Sh)	Value of Stock Awards (2.) ($)
Alan B. Miller	6/3/2020	0	0	0	0	0	0	3,050	0	0	$96.74	$295,057
Charles F. Boyle	6/3/2020	0	0	0	0	0	0	1,770	0	0	$96.74	$171,230
Cheryl K. Ramagano	6/3/2020	0	0	0	0	0	0	1,770	0	0	$96.74	$171,230
Timothy J. Fowler	6/3/2020	0	0	0	0	0	0	1,200	0	0	$96.74	$116,088

(1.)

Performance-based restricted shares of beneficial interest issued under our 2007 Amended and Restated Restricted Stock Plan. These shares are scheduled to vest on June 3, 2022, the second anniversary date of the award. These shares are eligible for dividends, however, dividends declared by us will be deferred and accumulated prior to vesting and paid in the aggregate on the vesting date, on shares that ultimately vest.

(2.)	Represents the full grant date fair value for the restricted stock awards, as described in our Annual Report on Form 10-K for the year ended December 31, 2020.

Outstanding Equity Awards at December 31, 2020

The following table provides information about the number of outstanding equity awards held by our named executive officers at December 31, 2020.

	Option Awards (1.)					Stock Awards (2.)
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	Exercisable	Unexercisable	(#)	($)	Date	(#)(3.)	($)(3.)	(#)	($)
Alan B. Miller	0	0	0	N/A	N/A	3,050	$196,024	0	$0
						3,050	196,024	0	0
Charles F. Boyle	0	0	0	N/A	N/A	1,770	113,758	0	0
						1,770	113,758	0	0
Cheryl K. Ramagano	0	0	0	N/A	N/A	1,770	113,758	0	0
						1,770	113,758	0	0
Timothy J. Fowler	0	0	0	N/A	N/A	1,200	77,124	0	0
						1,200	77,124	0	0

(1.)	Stock option awards. There are no stock options or dividend equivalent rights outstanding at December 31, 2020.
(2.)

Restricted Stock Awards. These restricted shares are scheduled to vest on the second anniversary of the date of the grant as follows: 3,050 shares in each of June, 2021 and 2022 for Mr. Miller; 1,770 shares in each of June, 2021 and 2022 for each of Mr. Boyle and Ms. Ramagano, and; 1,200 shares in each of June, 2021 and 2022 for Mr. Fowler. Shares issued under this plan during 2019 (vesting in June, 2021) are eligible for dividends paid on a current basis. Dividends on shares issued under this plan during 2020 (vesting in June, 2022) will be deferred and accumulated prior to vesting and will be paid in the aggregate on the vesting date, on the shares that ultimately vest.

(3.)	Based on closing sale price of shares of beneficial interest on the New York Stock Exchange on December 31, 2020 of $64.27 per share.

Option Exercises and Stock Vested

The following table provides information about stock option exercises by, and the vesting of stock for, our named executive officers during fiscal year 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Alan B. Miller	N/A	N/A	3,050	$278,221
Charles F. Boyle	N/A	N/A	1,770	$161,459
Cheryl K. Ramagano	N/A	N/A	1,770	$161,459
Timothy J. Fowler	N/A	N/A	1,200	$109,464

Potential Payments Upon Termination or Change-In-Control

There are no potential payments committed to our named executive officers in connection with their termination or in the event of a change of control of the Trust. However, the Board of Trustees or Compensation Committee, in its sole discretion, may approve the immediate vesting of all shares of restricted stock.

TRUSTEE COMPENSATION

2020 Trustee Compensation Table

The following table sets forth a summary of the compensation we paid to our Trustees during fiscal year 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1.)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2.)	Total ($)
Gayle L. Capozzalo (3.)	$32,000	$38,696	$—	$—	$—	$2,208	$72,904
Michael Allan Domb (3.)	$23,500	$38,696	$—	$—	$—	$2,208	$64,404
Robert F. McCadden (3.)	$37,750	$38,696	$—	$—	$—	$2,208	$78,654
Marc D. Miller (4.)	$—	$38,696	$—	$—	$—	$2,208	$40,904
James P. Morey (3.)	$29,750	$38,696	$—	$—	$—	$1,934	$70,380

(1.)

Represents grant date fair value for awards of 400 shares ($96.74 per share) of restricted stock made to each of the above noted Trustees during 2020 pursuant to the our 2007 Amended and Restated Restricted Stock Plan. These awards are scheduled to vest in June, 2022 on the second anniversary of the grant date. Dividends declared by us will be deferred and accumulated prior to vesting and paid in the aggregate on the vesting date, on the shares that ultimately vest.

(2.)	Consists of dividends paid or accrued on unvested restricted stock.
(3.)	Independent Trustee.
(4.)	Non-management, non-Independent Trustee.

In June of 2020, the Compensation Committee reviewed selected peer group data to assess the competitiveness of our Independent Trustee compensation. This peer group was reviewed by our outside consultant, and Community HealthCare Trust, Inc. was added as peer for this year's analysis.   In addition, proxy reports for BRT Apartments, Condor and First Real Estate Investment Trust of NJ were not filed as in prior years before analysis was completed and were not included in 2020 analysis.

The data was prepared by the human resource personnel of our Advisor and reviewed for accuracy and reasonableness by our outside consultant, Board Advisory, Inc. The selected peer group included companies comparable to us based upon the following criteria: (i) total assets (selected companies with 2019 year-end total assets ranging from $484 million to $2.7 billion), and; (ii) scope of operations (selected companies with investments in commercial real estate). The selected peer group contained the following 13 companies: Agree Realty Corp., Care Trust REIT, Community Healthcare Trust, Four Corners Properties Trust, Getty Realty Corp., Gladstone Commercial Corp., LTC Properties, Inc., Monmouth Real Estate Investment Corp., One Liberty Properties, Inc., Sotherly (formerly MHI Hospitality), Stratus Properties, UMH Properties, Inc. and Wheeler REIT.

During 2020, each Independent Trustee was paid annual compensation of $20,000 for service on the Board of Trustees. In addition, each Independent Trustee was paid $1,000 for attendance in person at each regular meeting of the Board of Trustees, or $500 for telephonic participation. An additional $500 was paid for participation in each Committee meeting or special meeting of the Board of Trustees.

During 2020:

Gayle L. Capozzalo, was compensated $1,250 for her services as the Compensation Committee Chairperson, $1,250 for her services as a member of the Audit Committee and $9,500 for meeting fees.

Michael Allan Domb was compensated $3,500 for meeting fees.

Robert F. McCadden, Lead Trustee, was compensated $2,500 for his services in that capacity, $1,250 as Nominating & Governance Committee Chairman, $5,000 as Audit Committee Chairman, and $9,000 for meeting fees.

James P. Morey, was compensated $1,250 for his services as a member of the Audit Committee and $8,500 for meeting fees.

All travel expenses incurred in connection with their duties as Trustees were reimbursed to the Trustees.

Trustee Independence

The Board of Trustees has affirmatively determined that four of its six current members (Gayle L. Capozzalo, Michael Allan Domb, Robert F. McCadden and James P. Morey) are “independent” under the applicable SEC rules and regulations and the NYSE listing standards. In determining independence, the Board of Trustees affirmatively determines each year whether Trustees have any material relationship with us. When assessing the materiality of a Trustee’s relationship with us, the Board of Trustees considers all relevant facts and circumstances, not merely from the Trustee’s standpoint, but also from the standpoint of the persons or organizations with which the Trustee has an affiliation. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. The Board of Trustees has concluded that no material relationship exists between us and any of our Independent Trustees other than each such person’s position as one of our Trustees.

Meetings of the Board of Trustees

Regular meetings of the Board of Trustees are generally held quarterly, while special meetings are called when necessary. Before each meeting, Trustees are furnished with an agenda and background materials relating to matters to be discussed. During 2020, there were four regular meetings of the Board of Trustees. All Trustees participated in all of the Board meetings and all of their applicable committee meetings of the Board of Trustees. Also during 2020, all of the Trustees participated in one special meeting that was held. In addition, the Chairperson of the Compensation Committee participated with management in a special meeting held with one of our largest shareholders. All of our Trustees attended the 2020 Annual Meeting of Shareholders virtually, via a live audio webcast. All of the Trustees are expected to attend future Annual Meetings of Shareholders.

Our Governance Guidelines provide that the Board of Trustees shall hold, in accordance with a schedule determined by the Nominating & Governance Committee, executive sessions where non-management Trustees (i.e., Trustees who are not our officers, but who do not otherwise have to qualify as “Independent Trustees”) meet without management participation (except as otherwise specifically requested by the non-management Trustees). The Independent Trustees met without management participation in December, 2020. Interested parties may communicate directly and confidentially with the Lead Trustee (Robert F. McCadden) or with the non-

management Trustees of the Board of Trustees as a group by writing to that person at Universal Health Realty Income Trust, c/o Secretary, Universal Corporate Center, 367 South Gulph Road, King of Prussia, PA 19406.

Board Leadership Structure and Board of Trustees

Mr. Alan B. Miller serves as the Trust’s Chairman of the Board, Chief Executive Officer and President. Robert F. McCadden is the Lead Trustee. The Trust believes this structure allows all of the non-management Trustees to participate in the full range of the Board’s responsibilities with respect to its oversight of the Trust’s management. The Board has determined that this leadership structure is appropriate given the size and complexity of the Trust, the number of trustees overseeing the Trust and the Board’s oversight responsibilities.

The specific experience, qualifications, attributes or skills that led to the conclusion that each Trustee should serve as a Trustee of the Trust, in light of the Trust’s business and structure, are as follows:

Alan B. Miller has been a Trustee of the Trust since its inception in 1986. Mr. Alan Miller has been the Trust’s Chairman of the Board and Chief Executive Officer since 1986 and President since February, 2003. Effective January 1, 2021, Mr. Alan B. Miller was appointed Executive Chairman of the Board of Directors of Universal Health Services, Inc. (“UHS”).  Mr. Miller had previously served as Chairman of the Board and Chief Executive Officer of UHS since its inception in 1978. Prior thereto, he was President, Chairman of the Board and Chief Executive Officer of American Medicorp, Inc. As a result of his many years of experience, Mr. Alan B. Miller provides expertise on the healthcare and hospital management industries.

Gayle L. Capozzalo has been a Trustee of the Trust since March, 2018. Ms. Capozzalo served as the Executive Vice President and Chief Strategy Officer of Yale New Haven Health from 1997 to 2018. Ms. Capozzalo is currently the founder and leader of The Equity Collaborative, a not for profit collaborative of large healthcare systems dedicated to reducing sexism and racism in healthcare. Previously, she served as Senior Vice President, Organizational Development at Sisters of Charity of the Incarnate Word Health Care System. Ms. Capozzalo gained more than 30 years of experience in strategy, organizational development and healthcare management, and has significant experience in growing and integrating successful healthcare systems. She also serves on the .406 Ventures Healthcare Executive Council, a venture capital firm specializing in early stage and de novo investments in emerging market segments in the Fintech sector. She is also the Senior Strategy Advisor to PhysicianOne Urgent Care, a private equity company. Ms. Capozzalo provides expertise on the management of hospitals and health systems.

Michael Allan Domb has been a Trustee of the Trust since December, 2017.  Mr. Domb is the owner of Allan Domb Real Estate, a multi-faceted real estate firm focused on the brokerage, development, investment and management of residential and commercial condominiums, multifamily and office buildings, and mixed-use real estate in Philadelphia. From 2013 to 2015, Mr. Domb served as the President of the Greater Philadelphia Association of Realtors. In 2015, Mr. Domb was elected to serve the City of Philadelphia as a Councilman At-Large. Mr. Domb provides expertise on real estate matters and business investments.

Robert F. McCadden has been a Trustee of the Trust since December, 2013. He served as Executive Vice President and Chief Financial Officer of Pennsylvania Real Estate Investment Trust from 2004 to 2019. Previously, he served as audit partner of KPMG LLP from 2002 to 2004 and audit partner of Arthur Andersen LLP from 1993 to 2002. From 2011 to 2017, Mr. McCadden served as a member of the Board of Directors of Independence Realty Trust, Inc. Mr. McCadden provides accounting and financial expertise as well as public company REIT experience.

Marc D. Miller has been a Trustee of the Trust since 2008. He was appointed Chief Executive Officer and President of UHS in January, 2021.  He had served as President of UHS since 2009, and has been a member of the UHS Board of Directors since 2006. Previously, he has served in various capacities related to UHS’s acute care division since 2000. Additionally, Mr. Marc D. Miller serves as a member of the Board of Directors of Premier, Inc., a healthcare performance improvement alliance which contracts with UHS pursuant to a group purchasing agreement. Mr. Marc D. Miller provides expertise on the healthcare and hospital management industries.

James P. Morey has been a Trustee of the Trust since July, 2018. He has served as the Executive Vice President, Chief Marketing and Brand Officer for Wawa, Inc. since January, 2017. Prior thereto, he held various roles at Wawa, including Chief Operations Officer, responsible for all of store operations, real estate and supply chain, as well as serving as Chief Financial Officer.  Prior to joining Wawa, Mr. Morey was Group Vice President of Financial Strategy, Planning, Tax and Treasury for Bloomin’ Brands, and prior thereto he held various financial and operational roles with McDonald’s Corporation. Mr. Morey provides accounting and financial expertise.

The Board holds four regular meetings each year to consider and address matters involving the Trust. The Board also may hold special meetings to address matters arising between regular meetings. These meetings may take place in person or by telephone. The Independent Trustees also regularly meet in executive sessions outside the presence of management. The Board has access to legal counsel for consultation concerning any issues that may occur during or between regularly scheduled Board meetings. As discussed below, the Board has established a Compensation Committee, an Audit Committee and a Nominating & Governance Committee to assist the Board in performing its oversight responsibilities.

The Nominating & Governance Committee annually oversees a self-evaluation of the current Board members and those committees as the Board shall specify from time to time and reports to the Board with respect to whether the Board and its committees are functioning effectively. The full Board discusses each evaluation report to determine what, if any, actions should be taken to improve the effectiveness of the Board or any committee thereof.

The Board’s Role in Risk Oversight

Consistent with its responsibility for oversight of the Trust, the Board, among other things, oversees risk management of the Trust’s business affairs directly and through the committee structure that it has established. The principal risks associated with the Trust are risks related to a worsening of the economic and employment conditions in the United States; indirect dependence on payments from the government and other third party payors; the impact of the Coronavirus pandemic on the tenants of our properties, reductions or changes in Medicare funding; failure of the operators of our hospital facilities to comply with governmental regulations related to the Medicare and Medicaid licensing and certification requirements which could materially, adversely impact our future revenues and underlying value of the property; uncertainties regarding health care legislation; competition for patients from other hospitals and health care providers; operators’ inability to meet their obligations to us; the deterioration of credit and capital markets; dependence on one operator (UHS) for a substantial portion of our revenues; potential conflicts of interest with UHS; lost revenues resulting from the exercise of purchase options, lease expirations/related hospital property vacancies, loan repayments and other restructuring; non-controlling equity ownership interests we hold in various limited liability companies; the bankruptcy, default, insolvency or financial deterioration of our tenants; real estate ownership; significant potential liabilities and rising insurance costs and availability; the impact on property values and results of operations from severe weather conditions and other damaging events; failure to maintain our REIT status; the fact that dividends paid by REITs generally do not qualify for reduced tax rates; U.S. federal tax reform legislation that could affect REITs in ways that are difficult to anticipate; strict income distribution requirements applicable to REITs; the market value of our common stock could be substantially affected by various factors;

ownership limitations and anti-takeover provisions in our declaration of trust and bylaws and under Maryland law and in our leases with UHS; dependence on key management personnel; increasing investor interest in our sector and consolidation at the operator or REIT level; failure to comply with all applicable corporate regulation as a public company; the potential impact of cyber security breaches, and different interpretations of accounting principles could have a material adverse effect on our results of operations or financial condition.

The Board’s role in the Trust’s risk oversight process includes regular reports from senior management on areas of material risk to the Trust, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate committee) receives these reports from management to identify and discuss such risks.

The Board periodically reviews with management its strategies, techniques, policies and procedures designed to manage these risks. Under the overall supervision of the Board, management has implemented a variety of processes, procedures and controls to address these risks.

The Board requires management to report to the full Board on a variety of matters at regular meetings of the Board and on an as-needed basis, including the performance and operations of the Trust and other matters relating to risk management. The Audit Committee also receives regular reports from the Trust’s independent registered public accounting firm on internal control and financial reporting matters. These reviews are conducted in conjunction with the Board’s risk oversight function and enable the Board to review and assess any material risks facing the Trust. The Lead Trustee periodically meets with management and the Trust’s independent registered public accounting firm to review and discuss the activities of the Trust and to provide direction with respect thereto.

Policy on Hedging Transactions

The Trust has a policy that prohibits the Trust’s employees and the Trustees from engaging in any hedging transaction that would result in lack of exposure to the full risks of stock ownership. Prohibited hedging transactions include, but are not limited to, collars, forward sale contracts, trading in publicly-traded options, puts, calls or other derivative instruments related to Trust stock or debt.

Shareholder Communications

Shareholders who wish to send communications to the Board of Trustees or an individual Trustee should address such communications to Universal Health Realty Income Trust, c/o Secretary, Universal Corporate Center, 367 South Gulph Road, King of Prussia, PA 19406. The Secretary will forward such communications to the Board of Trustees or the specified individual Trustee to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding such communication.

Committees of the Board of Trustees

A current copy of our Governance Guidelines, Code of Business Conduct and Ethics, Compensation Committee Charter, Nominating & Governance Committee Charter and Audit Committee Charter are available free of charge on our website at www.uhrit.com. Copies of these documents also are available in print free of charge to any shareholder who requests a copy. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K relating to amendments to or waivers of any provision of our Code of Business Conduct and Ethics by promptly posting the information on our website.

Compensation Committee. The Compensation Committee met once in 2020. Current members of the Compensation Committee are Gayle L. Capozzalo, who serves as the Chairperson, Michael Allan Domb, and Robert F. McCadden. The members of the Compensation Committee are independent pursuant to the applicable SEC rules and regulations and the listing standards of the NYSE.

The Compensation Committee’s responsibilities, which are discussed in detail in its charter, include, among other duties, the responsibility to:

•	Review and approve our goals and objectives relevant to the compensation of our chief executive officer, other executive officers and other personnel;
•	Determine and approve the compensation levels of our chief executive officer, other executive officers and other personnel and review and determine the compensation of our Independent Trustees;

•	Administer our Amended and Restated 2007 Restricted Stock Plan, as Amended (“2007 Amended and Restated Plan”) and discharge the duties set forth therein, and;
•	Perform such other duties as the Board of Trustees may from time to time direct.

The Compensation Committee has the authority to establish one or more subcommittees which shall have the responsibilities and consist of those members of the Compensation Committee as the Compensation Committee may determine from time to time.

In its administration of the 2007 Amended and Restated Plan, the Compensation Committee has full authority in its discretion from time to time, and at any time, to select those officers and/or other personnel to whom awards will be granted, to determine the number of shares subject thereto, the times at which such awards shall be granted, the time at which the awards shall vest, and the terms and conditions of the agreements to be entered into by our officers. The full Board of Trustees is responsible for administering incentive grants to the Trustees. In determining the amount and terms of long-term incentive grants to be made to our named executive officers and other personnel other than Mr. Miller, the Compensation Committee relies heavily on the input and recommendations of Mr. Miller. See the section titled “Compensation Setting Process,” in the Compensation Discussion and Analysis included in this proxy statement for an additional discussion of the role of Mr. Miller in determining compensation.

In 2020, the Compensation Committee requested guidance from the human resource personnel of our Advisor, along with third-party validation of the accuracy and reasonableness of the compensation market review, with respect to the compensation for the named executive officers and Independent Trustees. See “Compensation Discussion and Analysis” and “Trustee Compensation” included in this proxy statement for additional information.

Nominating & Governance Committee. The Nominating & Governance Committee met once in 2020. The current members of this Committee are Robert F. McCadden, who serves as the Chairman, Gayle L. Capozzalo and James P. Morey. The members of the Nominating & Governance Committee are independent pursuant to the applicable SEC rules and regulations and the listing standards of the NYSE.

The Nominating & Governance Committee was appointed by the Board of Trustees to: (1) assist the Board of Trustees by identifying individuals who are qualified, consistent with criteria approved by the Board of Trustees, to become Trustees, and to recommend to the Board of Trustees the Trustee nominees for the next annual meeting of shareholders; (2) develop and recommend to the Board of Trustees a set of governance principles in the form of corporate governance guidelines applicable to the Trust; (3) lead and oversee the Board of Trustees in its annual review of its performance and the performance of our management, and; (4) recommend to the Board Trustee nominees for each committee of the Board of Trustees. The Nominating & Governance Committee adopted our Governance Guidelines.

The Nominating & Governance Committee will consider Trustee nominees recommended by shareholders. Shareholders who wish to recommend a nominee for the Nominating & Governance Committee’s consideration may do so by submitting the individual’s name and qualifications to the Nominating & Governance Committee, Universal Health Realty Income Trust, c/o Secretary, Universal Corporate Center, 367 South Gulph Road, King of Prussia, PA 19406. Recommendations must be received by the Nominating & Governance Committee no later than the date by which shareholder proposals for presentation at the next annual meeting must be received, as disclosed in this Proxy Statement. Recommended nominees will only be considered if there is a vacancy or if the Board of Trustees decides to increase the number of Trustees.

The Nominating & Governance Committee identifies and evaluates recommended nominees by considering, among other factors, the following minimum qualifications: the individual’s integrity, experience, education, expertise, independence and any other factors that the Board of Trustees and the Nominating & Governance Committee deem would enhance the effectiveness of the Board of Trustees and our governance.  The Board of Trustees believes that having Trustees of diverse gender, race, and ethnicity, along with varied skills and experiences, contributes to a balanced and effective Board. The Trust’s Corporate Governance Guidelines and Policies emphasize its commitment to a policy of inclusiveness and ensuring that the Nominating and Governance Committee, in performing its responsibilities to review trustee candidates and recommend candidates to the Board of Trustees for election, includes candidates with a diversity of ethnicity, race, gender and other personal characteristics in each pool of candidates from which Board of Trustee nominees are chosen. The Corporate Governance Guidelines and Policies are available on the Trust's website at: www.uhrit.com. The Nominating & Governance Committee will evaluate a nominee on the same basis if the individual is recommended by a shareholder. The Nominating & Governance Committee does not currently pay a fee to a third party to identify or evaluate nominees, but may consider from time to time engaging a search firm to identify trustee candidates.

Audit Committee. The Audit Committee met ten times in 2020. Current members of this Committee are Robert F. McCadden, who serves as the Chairman, Gayle L. Capozzalo and James P. Morey.

Our Board of Trustees has determined, in its business judgment, that each member of the Audit Committee qualifies as independent to the applicable SEC rules and regulations and the listing standards of the NYSE and is financially literate and that Robert F. McCadden qualifies as an “audit committee financial expert” under SEC regulations and has accounting or related financial management expertise.

The Audit Committee is responsible for providing assistance to the Board of Trustees in fulfilling its responsibilities relating to corporate accounting and reporting practices and in maintaining a direct line of communication between the Trustees and the independent registered public accounting firm. It appoints our independent registered public accounting firm, reviews the scope and results of the audits with the independent registered public accounting firm and considers the adequacy of our internal accounting and control procedures.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship with Universal Health Services, Inc.

Leases:    We commenced operations in 1986 by purchasing properties from certain subsidiaries of UHS and immediately leasing the properties back to the respective subsidiaries. Most of the leases were entered into at the time we commenced operations and provided for initial terms of 13 to 15 years with up to six additional 5-year renewal terms. The current base rentals and lease and renewal terms for each of the three hospital facilities leased to wholly-owned subsidiaries of UHS are provided below. The base rents are paid monthly and each lease also provides for additional or bonus rents which are computed and paid on a quarterly basis based upon a computation that compares current quarter revenue to a corresponding quarter in the base year. The three hospital leases with wholly-owned subsidiaries of UHS are unconditionally guaranteed by UHS and are cross-defaulted with one another.

The combined revenues generated from the leases on the three hospital facilities leased to wholly-owned subsidiaries of UHS accounted for approximately 22% of our consolidated revenue for the five years ended December 31, 2020 (approximately 22%, 22% and 21% for the years ended December 31, 2020, 2019 and 2018 respectively). In addition to these three UHS hospital facilities, we have nineteen hospitals, MOBs, FEDs that are either wholly or jointly-owned by us that include tenants which are subsidiaries or joint ventures of UHS.  The aggregate revenues generated from UHS-related tenants comprised approximately 32% of our consolidated revenue for the five years ended December 31, 2020 (approximately 33%, 31% and 30% for the years ended December 31, 2020, 2019 and 2018, respectively).

Pursuant to the Master Lease Document by and among us and certain subsidiaries of UHS, dated December 24, 1986 (the “Master Lease”), which governs the leases of all hospital properties with wholly-owned subsidiaries of UHS, UHS has the option, among other things, to renew the leases at the lease terms described below by providing notice to us at least 90 days prior to the termination of the then current term. UHS also has the right to purchase the respective leased facilities from us at their appraised fair market value upon any of the following: (i) at the end of the lease terms or any renewal terms; (ii) upon one month’s notice should a change of control of the Trust occur, or; (iii) within the time period as specified in the lease in the event that UHS provides notice to us of their intent to offer a substitution property/properties in exchange for one (or more) of the three hospital facilities leased from us, should we be unable to reach an agreement with UHS on the properties to be substituted. Additionally, UHS has rights of first refusal to: (i) purchase the respective leased facilities during and for 180 days after the lease terms at the same price, terms and conditions of any third-party offer, or; (ii) renew the lease on the respective leased facility at the end of, and for 180 days after, the lease term at the same terms and conditions pursuant to any third-party offer.

The table below details the existing lease terms and renewal options for our three acute care hospitals operated by wholly-owned subsidiaries of UHS:

Hospital Name	Annual Minimum Rent	End of Lease Term	Renewal Term (years)
McAllen Medical Center	$5,485,000	December, 2026	5(a)
Wellington Regional Medical Center	$3,030,000	December, 2021	10(b)
Southwest Healthcare System, Inland Valley Campus	$2,648,000	December, 2021	10(b)

(a)	UHS has one 5-year renewal option at existing lease rates (through 2031).
(b)	UHS has two 5-year renewal options at fair market value lease rates (2022 through 2031).

A wholly-owned subsidiary of UHS has notified us that it is considering terminating the existing lease on Southwest Healthcare System, Inland Valley Campus, upon the scheduled expiration of the current term on December 31, 2021. As permitted pursuant to the terms of the lease, UHS has the right to purchase the leased property at its appraised fair market value at the end of the existing lease term.  However, UHS has notified us that they are planning to offer us potential substitution properties, with fair market value substantially equal to that of Southwest Healthcare System, Inland Valley Campus, in exchange for the Inland Valley Campus. UHS submitted its proposal to us during the first quarter of 2021 and the proposal is under review by management of the Trust as well as by our Board of Trustees. All transactions with UHS must be approved by a majority of our Independent Trustees.  We can provide no assurance that we will ultimately agree on a property substitution with UHS in connection with the Inland Valley Campus property. Pursuant to the terms of the lease on the Inland Valley Campus, we earned $4.4 million of lease revenue during the year ended December 31, 2020 ($2.6 million in base rental and $1.8 million in bonus rental) and $4.3 million during the year ended December 31, 2019 ($2.6 million in base rental and $1.7 million in bonus rental).

Management cannot predict whether the leases with wholly-owned subsidiaries of UHS, which have renewal options at existing lease rates or fair market value lease rates, or any of our other leases, will be renewed at the end of their lease term. If the leases are not renewed at their current rates or the fair market value lease rates, we would be required to find other operators for those facilities and/or enter into leases on terms potentially less favorable to us than the current leases. In addition, if subsidiaries of UHS exercise their options to purchase the respective leased hospital or FED facilities upon expiration of the lease terms, our future revenues could decrease if we were unable to earn a favorable rate of return on the sale proceeds received, as compared to the rental revenue currently earned pursuant to these leases.

We are the lessee on twelve ground leases with subsidiaries of UHS (for consolidated and unconsolidated investments). The remaining lease terms on the ground leases with subsidiaries of UHS range from approximately 29 years to approximately 78 years.  The annual aggregate lease payments on these properties are approximately $486,000 for the year ended 2020 and $508,000 for each of the years ended 2021, 2022, 2023 and 2024, and an aggregate of $29.0 million thereafter.

In late July 2019, Des Moines Medical Properties, LLC, a wholly-owned subsidiary of ours, entered into an agreement to build and lease a newly constructed UHS-related behavioral health care hospital located in Clive, Iowa.  The lease on this facility, which is triple net and has an initial term of 20 years with five 10-year renewal options, was executed with Clive Behavioral Health, LLC, a joint venture between a wholly-owned subsidiary of UHS and Catholic Health Initiatives - Iowa, Corp.  Construction of this hospital, for which we engaged a wholly-owned subsidiary of UHS to act as project manager for an aggregate fee of approximately $750,000, was substantially completed in December 2020 and the property received a temporary certificate of occupancy on December 31, 2020.  The hospital lease commenced upon the issuance of the temporary certificate of occupancy and the initial annual rent is estimated to be approximately $2.5 million. The approximate cost of the project is estimated to be $35.1 million, of which approximately $32.0 million has been incurred as of December 31, 2020.

In September 2019, we entered into an agreement whereby we own a 95% non-controlling ownership interest in Grayson Properties II L.P., which developed, constructed, owns and operates the Texoma Medical Plaza II, an MOB located in Denison, Texas.  This MOB, which was substantially completed in December 2020, is located on the campus of Texoma Medical Center, a hospital that is owned and operated by a wholly-owned subsidiary of UHS.  A 10-year master flex lease was executed with the wholly-owned subsidiary of UHS for over 50% of the rentable square feet of the MOB and commenced in December 2020 upon the issuance of the certificate of occupancy. The master flex lease commitment is subject to reduction upon the execution of third-party leases on up to the initial 50% of the rentable square footage of the property and as a result of fully executed third-party leases, as of December 31, 2020, the master lease commitment has been reduced to 5,840 rentable square feet on the third floor of the MOB.  As of December 31, 2020, 61% of the rentable square feet of the MOB is under lease.  In June 2020 an $13.1 million third-party construction loan was obtain by Grayson Properties II LP, which is scheduled to mature in June 2025 and has an outstanding balance of $12.3 million as of December 31, 2020.  In addition, we have committed to invest up to $4.8 million in equity or member loans on the development and construction of this MOB, none of which has been invested as of December 31, 2020.

Officers and Employees:    Our officers are all employees of a wholly-owned subsidiary of UHS and although as of December 31, 2020 we had no salaried employees, our officers do typically receive annual stock-based compensation awards in the form of restricted stock or restricted stock units. In special circumstances, if warranted and deemed appropriate by the Compensation Committee of the Board of Trustees, our officers may also receive one-time compensation awards in the form of restricted stock and/or cash bonuses.

Advisory Agreement:    UHS of Delaware, Inc. (the “Advisor”), a wholly-owned subsidiary of UHS, serves as Advisor to us under an advisory agreement dated December 24, 1986, and as amended and restated as of January 1, 2019 (the “Advisory Agreement”). Pursuant to the Advisory Agreement, the Advisor is obligated to present an investment program to us, to use its best efforts to obtain investments suitable for such program (although it is not obligated to present any particular investment opportunity to us), to provide administrative services to us and to conduct our day-to-day affairs. All transactions between us and UHS must be approved by the Trustees who are unaffiliated with UHS (the “Independent Trustees”). In performing its services under the Advisory Agreement, the Advisor may utilize independent professional services, including accounting, legal, tax and other services, for which the Advisor is reimbursed directly by us. The Advisory Agreement may be terminated for any reason upon sixty days written notice by us or the Advisor. The Advisory Agreement expires on December 31 of each year; however, it is renewable by us, subject to a determination by the Independent Trustees, that the Advisor’s performance has been satisfactory.

Our advisory fee for 2020, 2019 and 2018 was computed at 0.70% of our average invested real estate assets, as derived from our consolidated balance sheet.  Based upon a review of our advisory fee and other general and administrative expenses, as compared to an industry peer group, the advisory fee computation remained unchanged for 2020, as compared to the last three years. The average real estate assets for advisory fee calculation purposes exclude certain items from our consolidated balance sheet such as, among other things, accumulated depreciation, cash and cash equivalents, lease receivables, deferred charges and other assets. The advisory fee is payable quarterly, subject to adjustment at year-end based upon our audited financial statements. Advisory fees incurred and paid (or payable) to UHS amounted to $4.1 million during 2020, $4.0 million during 2019 and $3.8 million during 2018 and were based upon average invested real estate assets of $592 million, $568 million and $544 million during 2020, 2019 and 2018, respectively.

Share Ownership:    As of December 31, 2020 and 2019, UHS owned 5.7% of our outstanding shares of beneficial interest.

SEC reporting requirements of UHS:    UHS is subject to the reporting requirements of the Securities and Exchange Commission (“SEC”) and is required to file annual reports containing audited financial information and quarterly reports containing unaudited financial information. Since the aggregate revenues generated from UHS-related tenants comprised approximately 32% of our consolidated revenue for the five years ended December 31, 2020 (approximately 33%, 31% and 30% for the years ended December 31, 2020, 2019 and 2018, respectively), and since a subsidiary of UHS is our Advisor, you are encouraged to obtain the publicly available filings for Universal Health Services, Inc. from the SEC’s website. These filings are the sole responsibility of UHS and are not incorporated by reference herein.

Review, Approval and Ratification of Related Party Transactions

Pursuant to our Code of Business Conduct and Ethics, all employees, officers and Trustees of the Trust, including family members and entities in which such persons have an interest (except any other publicly traded company in which such persons have less than a 5% interest) should avoid any relationship or financial interest which gives rise to an actual or potential conflict of interest between us and the employee, officer or Trustee. If an employee, officer or Trustee becomes aware of an actual or potential conflict of interest, he or she should promptly bring it to the attention of, and disclose all material facts to, one or more of a supervisor, a member of our legal staff, or the Chairperson of the Nominating & Governance Committee of the Board.

Pursuant to Section 4.9 of our Declaration of Trust, we may not engage in a transaction with any employee, officer, agent or Trustee of the Trust or with any employee, officer, agent or director of the Advisor, or any affiliate thereof except to the extent that such transaction has been approved or ratified by a majority of the Trustees who do not have an interest in the transaction. We may not engage in a transaction with our Advisor or any affiliate thereof (such as UHS) except to the extent that such transaction has been approved or ratified by a majority of the Independent Trustees. In approving or rejecting the proposed agreement, the Trustees will consider the relevant facts and circumstances available and deemed relevant, including but not limited to, the risks, costs, and benefits to us, the terms of the transactions, the availability of other sources for comparable services or products, and, if applicable, the impact on Trustee independence. In general, the Trustees shall only approve those agreements that, in light of known circumstances, are in our best interests and that are fair and reasonable to us and our shareholders. For certain transactions with related persons, our Declaration of Trust requires that, based on an independent real estate appraiser, the total consideration is not in excess of the appraised value of the interest in the real property being acquired or disposed of, as applicable. If a transaction involves payments by us for services rendered (other than as Advisor, officer or Trustee), our Declaration of Trust requires that the payments made by us may not be in excess of payments made by third-parties to the related person for comparable services in the same geographic area and may not be in excess of fees charged by parties unrelated to us for comparable services in the same geographic area. All of our transactions with UHS and our Advisor were approved by a majority of our Independent Trustees.

CORPORATE SOCIAL RESPONSIBILITY and SUSTAINABILITY

The Board of Trustees and its committees oversee the environmental, social and governance (“ESG”) initiatives across our facilities.

We recognize the need to protect the natural environment as well as serve our tenants and the communities in which our facilities operate. Keeping our surroundings clean and minimizing pollution is of benefit to all. We are committed to following best practices when managing our energy usage and consumption, and disposing of waste. Stewardship continues to play an important role in our commitment to a clean environment and strong communities.

Environmental Stewardship

We are determined to provide efficient, well-designed properties for our healthcare tenants while partnering with third-party management providers who support the core tenets of sustainability. In addition to our newly constructed properties, our existing buildings, which make up the bulk of our portfolio, continually undergo evaluation and capital reinvestment that result in long-term benefits to both our tenants and the environment. When considering capital reinvestment into our properties, we closely examine and evaluate each project’s energy efficiency, pay-back period, reduction in carbon footprint and sustainability. Capital reinvestment projects authorized by us, which help to promote energy efficiency, reduce waste, as well as protect the environment, include the following features:

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Updated/Upgraded building automation systems installed at our buildings which monitor tenant and common area temperatures while optimizing start/stop equipment times, maximizing energy savings without sacrificing comfort.

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Building permits for remodels of second-generation tenant space typically require older style lighting systems to be upgraded to LED lighting. LED lighting contains no hazardous materials, and longer typical lightbulb lifespans resulting in less waste and uses significantly less energy for light output comparable to older technologies. In addition, LED lighting creates significantly less heat, lowering electricity costs to power major HVAC systems.  LED retrofits are built into all new and revised building construction standards.

•	In buildings where available, trash recycling programs are in place.
•	Interior lighting in stairwells and restrooms are installed with timers and motion sensors to reduce energy consumption and prolong equipment life.
•	Third-party janitorial partners are requested to use “green” cleaning products and methods designed to preserve human health and environmental quality.
•	New roofing systems if/when required where insulation upgrades result in overall energy savings.
•	Xeriscape, or dry-scape, has been installed in place of more traditional landscape design to limit or eliminate turf and, instead, install water efficient plants and minimize water consumption.

In addition, our newest developments are built to codes where it is now typical that sustainability and green building practices are mandated. Below are features included in certain of our new buildings that were recently constructed:

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The Henderson Medical Plaza, located in Union Village, Henderson, NV, is part of a master planned integrated medical village.  Henderson Medical Plaza’s development was committed to sustainable design and direction from Leadership in Energy and Environmental Design (“LEED”).  LEED is the term used for a building that is built green and Henderson Medical Plaza meets the minimum standard for certification under the LEED rating system for new healthcare construction as established by the U.S. Green Building Council.

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Texoma Medical Plaza II, located in Denison, Texas, has been developed utilizing an environmentally responsible design, including high-performance building envelope, energy efficient systems and water conserving fixtures.  The new building envelope exceeds the requirements of the International Energy Conservation Code (“IECC”), providing greater thermal performance for all exterior walls, roof systems, and high-performance glazing.  Mechanical, electrical and plumbing systems for the new facility exceed IECC requirements, through strategies such as variable frequency drives, variable speed exhaust fans, energy management systems, high efficiency plumbing fixtures, touchless sensor faucets, car charging stations, lighting occupancy sensors, and LED lighting.

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Clive Behavioral Health, located in Clive, Iowa, has been developed with an eye towards sustainable and energy efficient systems, including strategies for storm water management, high-performance building envelope, and energy usage efficiency.  An underground retention and water quality system allows for the storage and treatment of surface water within the confines a tightly restricted site without affecting neighboring properties. The new building envelope exceeds the requirements of the IECC, providing greater thermal performance for all exterior walls, roof systems, and high-performance glazing.   Mechanical, electrical and plumbing systems for the new facility exceed IECC requirements, through strategies such as variable frequency drives, 95% efficiency boilers, total heat recovery, variable speed exhaust hoods, lighting occupancy sensors, and LED lighting.

Human Capital Management

Our officers and other personnel are all employees of a wholly-owned subsidiary of Universal Health Services, Inc.  UHS of Delaware, Inc. (the “Advisor”), serves as Advisor to us under an advisory agreement dated December 24, 1986, and as amended and restated as of January 1, 2019 (the “Advisory Agreement”). Pursuant to the Advisory Agreement, the Advisor provides administrative services to us and conducts our day-to-day affairs.

Listed below are certain attributes of our Advisor’s work environment, ethical standards and diversity and inclusion standards:

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Culture and Work Environment: Our Advisor is committed to “Service Excellence” which serves as the foundation of its culture and is defined by providing world-class service that is professional, timely, effective and efficient to all of customer groups at all times. Serving as the foundation of its company mission, vision, and principles, Service Excellence is the way our Advisor approaches every human interaction at our company, all the time, every day.

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Ethical Standards: Our Advisor sets high ethical standards and is committed to fostering a culture of accountability at all levels and encourages its employees to report anything out of compliance with its values.

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Diversity and Inclusion: Our Advisor values each member of its team and is committed to treating everyone with dignity and respect.  A collaborative approach among its staff is encouraged.  Everyone shares the goal of providing superior services.

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Equal Employment Opportunity: Our Advisor is committed to the principle of Equal Employment Opportunity for all employees and applicants.  It is our Advisor’s policy to ensure that both current and prospective employees receive equal employment opportunity without consideration of race, religion, color, national origin, nationality, ancestry, age, sex, marital status, sexual orientation, or disability in accordance with local, state and federal laws.

Corporate Governance

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Board of Trustees:  Our Nominating & Governance Committee identifies and evaluates recommended nominees by considering, among other factors, the following minimum qualifications: the individual’s integrity, experience, education, expertise, independence and any other factors that the Board of Trustees and the Nominating & Governance Committee deem would enhance the effectiveness of the Board of Trustees and our governance.  The Board of Trustees believes that having Trustees of diverse gender, race, and ethnicity, along with varied skills and experiences, contributes to a balanced and effective Board. The Trust’s Corporate Governance Guidelines and Policies emphasize its commitment to a policy of inclusiveness and ensuring that the Nominating and Governance Committee, in performing its responsibilities to review trustee candidates and recommend candidates to the Board of Trustees for election, includes candidates with a diversity of ethnicity, race, gender and other personal characteristics in each pool of candidates from which Board of Trustee nominees are chosen.

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Shareholder Engagement: In late 2019, after contacting our top 30 shareholders representing more than 54% of our outstanding shares (or more than 80% of the votes cast at the 2019 annual meeting), our management met by telephone or in-person with shareholders representing nearly 35% of our outstanding shares to provide an open forum to each shareholder to discuss and comment on any aspects of the Trust’s executive compensation program and related disclosures, as well as any other topic of interest to our shareholders.

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Code of Business Conduct and Ethical Behavior: We are committed to promoting integrity and maintaining standards of ethical conduct in all of our activities.  Our business success is dependent on trusting relationships, which are built on this foundation of integrity.  Our Code of Business Conduct and Ethics covers a wide range of business practices and procedures which establish the basic principles to guide our Trustees, officers and other personnel.

AUDIT COMMITTEE REPORT

The Board of Trustees is committed to the accuracy and integrity of the Trust’s financial reporting. The Audit Committee takes an involved and active role in delivering on this commitment.

The Audit Committee provides independent, objective oversight of our accounting functions and internal controls.

The Audit Committee reviews and evaluates, and discusses and consults with our management and the internal audit personnel and the independent registered public accounting firm about the following:

•	the plan for, and the independent auditors’ report on, each audit of our consolidated financial statements and internal controls;
•	changes in our accounting practices, principles, controls or methodologies, or in our financial statements;
•	significant developments in accounting rules;
•	the adequacy of our internal accounting controls, and accounting, financial and auditing personnel; and
•	the establishment and maintenance of a work environment that promotes ethical behavior.

The Audit Committee acts under a written charter which was originally adopted by the Board of Trustees in 2004 and is reviewed and approved on an annual basis. The Audit Committee reviews, acts on and reports to the Board of Trustees with respect to various auditing, accounting, financial reporting, internal control and regulatory compliance matters. In discharging its oversight role, the Audit Committee may engage independent counsel and other advisers as it determines necessary. In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee also has the direct responsibility to select, evaluate, determine the compensation of, oversee, and where appropriate, replace our independent auditors, and has the authority to resolve disagreements between management and our auditors. The Audit Committee may establish procedures for the receipt, retention and treatment of complaints received by the Trust regarding accounting and auditing matters, as well as confidential, anonymous submission by employees. The Board of Trustees has determined that each of the members of the Audit Committee is “independent” within the meaning of the rules of the NYSE and the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002.

The Audit Committee recommended to the Board of Trustees that the consolidated financial statements be included in the Annual Report on Form 10-K. The Audit Committee took a number of steps in making this recommendation for 2020:

•	First, the Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their audits.
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Second, the Audit Committee met with the independent auditors, without management present, to discuss the results of their audits, their evaluations of our internal controls and the overall quality of our financial reporting.

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Third, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

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Fourth, the Audit Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards of the Public Company Accounting Oversight Board (United States).

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Fifth, the Audit Committee discussed with the independent auditors the auditors’ independence from management and the Trust, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors’ independence.

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Finally, the Audit Committee obtained and reviewed a report from the independent auditor describing: (i) the independent auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years inspecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Trust.

The Audit Committee reviewed our financial statements with the Board of Trustees and discussed them with KPMG LLP during the 2020 fiscal year, along with the matters required to be discussed by Statement on Auditing Standard No. 16, Communications with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board. The Audit Committee received from KPMG LLP the written disclosures, including the letter, required by PCAOB 3524 and 3526 and discussed with KPMG LLP its independence.

Based on the discussions with KPMG LLP and management and the consolidated financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Trustees that the audited consolidated financial statements be included in our 2020 Annual Report on Form 10-K, as filed on February 25, 2021.

AUDIT COMMITTEE
Robert F. McCadden, Chairman
Gayle L. Capozzalo James P. Morey

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP served as our independent registered public accounting firm for the 2020 and 2019 fiscal years and has been selected to serve in that capacity for us for the 2021 fiscal year. It is anticipated that representatives of KPMG LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to any appropriate inquiries of the shareholders or their representatives.

Set forth below are the fees paid or accrued for the services of KPMG LLP during 2020 and 2019:

	2020	2019
Audit fees	$595,000	$602,500
Audit-related fees	140,000	—
Tax fees	239,610	221,110
All other fees	—	—
Total	$974,610	$823,610

Audit fees for 2020 and 2019 consisted primarily of professional services rendered to us or various audits of limited liability companies in which we hold equity interests. Such audit services include audits of financial statements, audit of the effectiveness of internal control over financial reporting (as required by Section 404 of the Sarbanes-Oxley Act of 2002), reviews of our quarterly financial statements, and audit services provided in connection with regulatory filings. Included in the 2020 and 2019 audit fees were fees related to our 2020 and 2019 acquisitions.

Audit-related fees for 2020 consisted primarily of professional services rendered to us related to our at-the-market equity issuance program which commenced during the second quarter of 2020.

Tax fees for professional services rendered in 2020 and 2019 consisted primarily of the preparation of federal and state income tax returns and consultation on various tax matters related to us or limited liability companies in which we hold equity interests.

The Audit Committee has considered and determined that the provision of non-audit services by our principal auditor is compatible with maintaining auditor independence.

All audit and permissible non-audit services provided to us by the independent auditors are pre-approved by the Audit Committee, which considers whether the proposed services would impair the independence of the independent auditors. The Chairperson of the Audit Committee may pre-approve audit and permissible non-audit services during the time between Audit Committee meetings if the fees for the proposed services are less than $25,000.

YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE YOUR PROXY BY TELEPHONE OR INTERNET AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING ONLINE.

BY ORDER OF THE BOARD OF TRUSTEES

Cheryl K. Ramagano
Secretary

King of Prussia, Pennsylvania

April 20, 2021

01 - Marc D. Miller  02 - Gayle L. Capozzalo  For Withhold  1 U P X  Using a black ink pen, mark your votes with an X as shown in this example.  Please do not write outside the designated areas.  03FY7C  + + Proposals — The Board of Trustees recommends a vote FOR the listed nominees in Proposal 1, and FOR A Proposals 2 and 3.  1. Election of Trustees:  The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders. Please sign exactly as name appears hereon. Each joint owner shall sign. Executors, administrators,  trustees, etc. should give full title.  Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.  B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below  Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.  q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q  Annual Meeting Proxy Card  2. Advisory (nonbinding) vote to approve named executive  officer compensation.  For Against Abstain  3. To ratify the selection of KPMG, LLP as the Company’s  independent registered public accounting firm for the fiscal year  ending December 31, 2021.  You may vote online or by phone instead of mailing this card.  Online  Go to www.envisionreports.com/UHT  or scan the QR code — login details are  located in the shaded bar below.  Save paper, time and money!  Sign up for electronic delivery at  www.envisionreports.com/UHT  Phone  Call toll free 1-800-652-VOTE (8683) within  the USA, US territories and Canada  Your vote matters – here’s how to vote!

Small steps make an impact.  Help the environment by consenting to receive electronic  delivery, sign up at www.envisionreports.com/UHT  This Proxy is Solicited By The Board of Trustees For The Annual Meeting of Shareholders  To Be Held on June 2, 2021  Alan B. Miller and Cheryl K. Ramagano, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of  substitution, are hereby authorized to represent and to vote, as designated on the reverse side, all shares of Universal Health Realty Income Trust (the “Trust”)  held of record by the undersigned on April 8, 2021 at the Annual Meeting of Shareholders to be held at 10:00 a.m. EDT, on Wednesday, June 2, 2021, virtually  via live audio webcast at www.meetingcenter.io/207849190, and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.  WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN  PROPOSAL 1, AND FOR PROPOSALS 2 AND 3.  (This proxy is continued on reverse side)  PLEASE SIGN ON REVERSE SIDE AND RETURN PROMPTLY  Proxy — Universal Health Realty Income Trust  q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q  C Non-Voting Items  + +  Meeting Attendance  Mark box to the right if  you plan to attend the  Annual Meeting.  Change of Address — Please print new address below.  The 2021 Annual Meeting of Shareholders of Universal Health Realty Income Trust will be held on  June 2, 2021, at 10:00 a.m. EDT virtually via live webcast at www.meetingcenter.io/207849190  To access the virtual meeting, you will need the 15-digit control number that is printed in the shaded bar  located on the reverse side of this form.  The password for this meeting is — UHT2021.